EXHIBIT 99.1

       Brinker International, Inc. 401(k) Savings Plan
            As Restated Effective January 1, 1999

                 BRINKER INTERNATIONAL, INC.
                     401(K) SAVINGS PLAN
            AS RESTATED EFFECTIVE JANUARY 1, 1999

                          ARTICLE I

                           PURPOSE

       On   this   31st  day  of  December,  1999,   BRINKER

INTERNATIONAL,  INC., a corporation organized  and  existing under  the  laws of the State of Delaware (hereinafter,  the

"Company"),  hereby  restates in its  entirety  the  BRINKER

INTERNATIONAL,  INC.  401(K) SAVINGS  PLAN  AND  TRUST  (the

"Prior  Plan"),  such  restatement to  be  effective  as  of

January 1, 1999;


                    W I T N E S S E T H :

      WHEREAS, the Company has heretofore adopted,  for  the
benefit  of  its employees, the BRINKER INTERNATIONAL,  INC.
401(K) SAVINGS PLAN AND TRUST, as effective January 1,  1993
(hereinafter, the "Prior Plan"); and

      WHEREAS, pursuant to the provisions of Article XIV of the Prior Plan to the effect that the Prior Plan may be amended by the Company, the Company wishes to, and does hereby, amend and restate the Prior Plan as the BRINKER INTERNATIONAL, INC. 401(K) SAVINGS PLAN AS RESTATED EFFECTIVE JANUARY 1, 1999 (hereinafter, the "Plan"); and

      WHEREAS, in order to carry out the terms of the Prior Plan and the Plan, the Company has heretofore established a trust fund (hereinafter, the "Trust") pursuant to the BRINKER INTERNATIONAL, INC. 401(K) SAVINGS PLAN AND TRUST AGREEMENT; and

       WHEREAS, the following affiliate of the Company (hereinafter, the "Participating Employer") desires hereby to adopt the Plan and Trust for the benefit of its employees: Brinker International Payroll Corporation; and

      WHEREAS, it is intended that the Plan and the Trust meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 and the requirements of the Employee Retirement Income Security Act of 1974;

       NOW,   THEREFORE,   the  Company,   joined   by   the
Participating Employer, hereby agrees as follows:

                         ARTICLE II

    DEFINITIONS, CONSTRUCTION, ADOPTION AND APPLICABILITY

2.01 Definitions

     The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

          (a) ADDITIONS: With respect to each year, the sum of the following amounts allocated on behalf of a Participant for a Year: (i) all Employer contributions; (ii) all Forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Additions include "excess contributions" (as defined in Code
          Section 401(k)(8)(B)) and "excess aggregate contributions" (as defined in Code Section 401(m)(6)(B)), irrespective of whether the Plan distributes or forfeits such excess amounts. "Excess deferrals" (as defined in Code Section 402(g)) are not Additions unless distributed after the correction period described in Code Section 402(g). Additions also include excess amounts reapplied to reduce Employer contributions.

          (b) ADMINISTRATIVE DELEGATE: An individual or institution to which the Committee may, from time to time, delegate certain administrative functions pursuant to a written agreement.

          (c) AFFILIATE: Any corporation (other than an Employer) which is included within a controlled group of corporations (as defined in Code Section 414(b)) which includes an Employer; any trade or business (other than an Employer), whether or not incorporated, which is under common control (as defined in Code Section 414(c)) with an Employer; any organization (other than an Employer), whether or not incorporated, which is a member of an affiliated service group (as defined in Code
          Section 414(m)) which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to regulations under Code
          Section 414(o).

          (d) AUTHORIZED LEAVE OF ABSENCE: Any absence (including military leave) authorized by an Employer under the Employer's standard personnel practices, uniformly applied and in accordance with applicable Federal law (other than ERISA); provided however that no absence shall be considered an Authorized Leave of Absence unless the Employee returns to employment immediately (in the case of military leave, within the 90-day period after his discharge or release or within the period prescribed by applicable law, whichever is longer) upon the expiration of such absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace.

          (e) BENEFICIARY: A person or persons (natural or otherwise) designated by a Participant or Former Participant in accordance with the provisions of
          Section 6.05 to receive any death benefit which shall be payable under this Plan.

          (f) CODE: The Internal Revenue Code of 1986, as amended from time to time.

          (g) COMMITTEE: The persons appointed under the provisions of Article VIII to administer the Plan.

          (h)   COMMON  STOCK: The common stock  of  Brinker
          International, Inc.

          (i)   COMPANY:  BRINKER  INTERNATIONAL,  INC.,   a
          corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

          (j) COMPANY MATCHING CONTRIBUTION ACCOUNT: The account maintained for a Participant or Former Participant to record his share of the contributions of his Employer made pursuant to
          Section  4.01(b)  hereof and adjustments  relating
          thereto.

          (k)     COMPANY   MATCHING   CONTRIBUTION:     Any
          contribution to the Plan made by an Employer for the Plan Year on behalf of a Participant pursuant to Section 4.01(b) hereof.

          (l) COMPENSATION: The total of all wages and other amounts paid by the Company or any Affiliate (in the course of its business) to or for the benefit of an Employee, for services rendered or labor performed which is required to be reported on the Employee's Form W-2, excluding, however,
          (i) amounts paid or reimbursed by the Company or Affiliate for moving expenses incurred by the Employee (but only to the extent that it is reasonable to believe, at the time of the payment that the moving expenses will be deductible under Code Section 217), and (ii) tips. Except as provided in the prior sentence, such amounts shall be determined without regard to any rules that limit the amount to be included in wages based on the nature or location of the services performed. Notwithstanding the foregoing, a Participant's Compensation shall include amounts which he could have received in cash in lieu of a contribution to a cafeteria plan under Code Section 125 or a Savings Contribution and shall exclude any income, whether or not reportable on Form W-2, which is attributable to any stock options issued by the Company. However, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living adjustment in effect for a calendar year as applied to any determination period beginning in such calendar year.

                  Notwithstanding   the    foregoing,    the
          Compensation of a Salaried Eligible Employee shall be modified as follows:

                           (1)  for  purposes  of  computing
               Savings Contributions made during the period beginning on January 1, 1999 and ending on July 31, 1999, Compensation shall exclude bonus payments;

                           (2)  for  purposes  of  computing
               Savings Contributions made on or after August
               1, 1999, Compensation shall include bonus payments;

                     (3)   for purposes of computing Company
               Matching Contributions made during the period beginning on January 1, 1999 and ending on July 31, 1999, Compensation shall exclude bonus payments;

                     (4)   for purposes of computing Company
               Matching  Contributions  made  on  or   after
               August 1, 1999, Compensation shall include bonus payments.

                If  a determination period consists of fewer
          than twelve (12) months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is twelve (12).

          (m) DISABILITY: The inability of a Participant to perform each of the material duties of his regular occupation because of injury or sickness that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Company may accept, as evidence of Disability and the continuation of Disability, payment to the Participant of long-term disability benefits under a group insurance or welfare plan sponsored by the Company.

                Upon  written request by the Participant  or
          upon the Committee's own initiative, the Committee shall determine whether a Participant has become unable to perform the duties of his position due to a physical or mental disability and shall so notify such Participant within sixty (60) days thereafter. A Participant shall be considered disabled if such disability is so certified by the Committee and, unless waived by the Committee as unnecessary, supported by a written medical opinion that such Participant will be permanently incapable of performing his job for physical or mental reasons.

          (n)    EFFECTIVE  DATE:   Except  where  otherwise
          indicated herein, January 1, 1999, the date on which the provisions of this amended and restated
          Plan became effective.

          (o) ELAPSED-TIME EMPLOYMENT: With respect to an Employee, the period beginning on his Employment Commencement Date (or Re-employment Commencement Date, as the case may be) and ending on the date of his Severance from Service. Such period shall be determined without regard to the actual number of Hours of Employment completed by the Employee during such period. Except to the extent otherwise permitted by the Committee in its sole discretion, Elapsed-Time Employment completed with an Affiliate or a Participating Employer prior to the date on which such Affiliate or Employer was included within a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company shall not be recognized under this Plan.

          (p) EMPLOYEE: Any individual on the payroll of an Employer whose wages from such Employer are subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act. Notwithstanding the preceding, the term "Employee" shall not include any individual who is designated as an "independent contractor" by the Employer, even if the status of such individual subsequently is changed from that of an independent contractor to that of an employee as a result of administrative or legal proceedings.

          (q) EMPLOYER or PARTICIPATING EMPLOYER: The Company, Brinker International Payroll Corporation or any other Affiliate of the Company that may have adopted this Plan in accordance with the provisions of Section 2.03 hereof.

          (r)  EMPLOYMENT COMMENCEMENT DATE:  The first date
          on   which  an  Employee  completes  an  Hour   of
          Employment.

          (s)   ERISA:  Public Law No. 93-406, the  Employee
          Retirement Income Security Act of 1974, as amended from time to time.

          (t) EXTENDED ABSENCE EMPLOYEE: An Employee who is absent from his Employer's employment solely because of (i) the Employee's pregnancy, (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (iv) the care of a child by the Employee during the period immediately following such child's birth to, or placement with, the Employee.

          (u) FIDUCIARIES: The Employers, the Committee, and the Trustee, but, except to the extent of an appointment made by the Committee pursuant to
          Section 8.05(g) hereof, only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section
          8.01. Each fiduciary under the Plan shall discharge his duties and responsibilities with respect to the Plan in accordance with the provisions of ERISA. For purposes of this Plan, the term "named fiduciary" means one or more fiduciaries named in this Plan who jointly and severally shall have authority to control or manage the operation and administration of the Plan. The Company shall be the "named fiduciary" unless the Company designates in writing another person.

          (v)   FORFEITURES:  The portion of a Participant's
          Company Matching Contribution Account that is forfeited because of a Severance from Service before full vesting.

          (w)   FORMER  PARTICIPANT:   A  Participant  whose
          Participation has terminated but who has a vested account balance under the Plan that has not been paid in full.

          (x) HIGHLY COMPENSATED EMPLOYEE: A Participant or Former Participant who is a Highly Compensated Employee, as defined in Code Section 414(q). A Participant or Former Participant is considered a Highly Compensated Employee if:

          (1) during the Plan Year (the "Determination Year"), during the twelve month period immediately preceding the Determination Year or, if the Employer elects, during the calendar year ending with or within the Determination Year (the "Look Back Year"), the Participant or Former Participant was at any time a "five percent owner" as defined in Code Section 416(i)(1)(A)(iii); or

          (2) for the preceding Plan Year, the Participant or Former Participant had Compensation from the Employer in excess of $80,000 (as automatically increased in accordance with Treasury Department regulations).

          The Committee shall determine which Participants or Former Participants are Highly Compensated Employees in a manner consistent with Code Section 414(q) and the regulations promulgated thereunder. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Look Back Year, as described above and as prescribed by the applicable Treasury Department regulations, provided that a calendar year election must apply to all employee pension benefit plans of the Employer.

          A Former Participant who separated from Service, or is deemed to have separated from Service under the applicable Treasury Department regulations, prior to the Plan Year, who performs no Service for the Employer during the Plan Year and who was a Highly Compensated Employee either for the "separation year" or any Plan Year ending on or after such Former Participant attained age fifty-five (55) is considered a Highly Compensated Employee. For purposes of this paragraph (u), "separation year" means the Plan Year during which the Employee separates from Service with the Employer.

          (y) HOUR OF EMPLOYMENT: Each hour (i) for which an Employee is on an Authorized Leave of Absence or is directly or indirectly paid or entitled to payment by his Employer for the performance of duties or for reasons other than the performance of duties, or (ii) for which back-pay (irrespective of mitigation of damages) has been either awarded or agreed to by the Employer. In the case of clause (i) above, each such Hour of Employment shall, in general, be credited for the computation period in which the duties were performed, or to which payments or entitlements to payments relate (in cases in which Hours of Employment are credited for periods in which duties are not performed.) In the case of clause
          (ii) above, each such Hour of Employment shall, in general, be credited for the computation period to which the agreement or award pertains. Notwithstanding any provision to the contrary herein contained, no Employee shall be credited with an Hour of Employment under both clauses (i) and (ii) above. In determining the number of Hours of Employment to be credited to an Employee in the case of a payment which is made or due to an Employee under the provisions of clause (i) above, for a period during which services were not performed (including a payment made by application of clause (ii) for a period also covered by clause
          (i) during which services were not performed), and the computation period(s) to which Hours of Employment shall be credited, the Committee shall apply the rules set forth in United States Department of Labor Regulations 2530.200b-2(b) and (c), which rules are incorporated into and made a part of this Plan by reference. Nothing in this paragraph shall be construed as denying an Employee credit for an Hour of Employment that he is required to receive under any Federal law, the nature and extent of which credit shall be determined by such Federal law.

                Hours of Employment shall be determined from records maintained by each Employer; provided, however, that an Employer may elect to determine Hours of Employment for any classification of Employees which is reasonable, nondiscriminatory and consistently applied, on the basis that Hours of Employment include forty-five (45) Hours of Employment for each week or portion thereof during which an Employee is credited with one (1) Hour of Employment. In determining the equivalent number of Hours of Employment to be credited to an Employee in the case of a payment made or due under paragraph (1) above, when the payment is not calculated on the basis of units of time, the Committee shall apply the rules set forth in United States Department of Labor Regulations
          2530.200b-2(b)(2) and (3). If such a payment is calculated on the basis of units of time, which units are greater than the period of employment used in this equivalency formula, the Employee shall be credited with the number of Hours of Employment included in the periods of employment which, in the course of the Employee's regular work schedule, would be included in the unit or units of time on the basis of which the payment is calculated.

                Except to the extent otherwise permitted  by
          the Committee in its sole discretion, Hours of Employment completed with an Affiliate or a Participating Employer prior to the date on which such Affiliate or Employer was included within a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company shall not be recognized under this Plan.

          (z) HOURLY EMPLOYEE: Any Employee compensated on an hourly basis.

          (aa) INCOME: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of their fair market value, as determined by the Trustee.

          (bb) KEY EMPLOYEE: An Employee who, at any time during the Plan Year in which the determination date occurs or any of the four preceding Plan Years, is (i) an officer of the Employer having annual compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for any such Year, (ii) an owner of (or considered as owning within the meaning of Code Section 318) both more than a one-half percent interest as well as one of the ten largest interests in the Employer and having annual compensation from the Employer of more than the limitation in effect under Code Section 415(c)(1)(A), (iii) a 5% owner of the Employer in accordance with Code Section 416(i)(A)(iii), or (iv) a 1% owner of the Employer having annual compensation in excess of $150,000.

          (cc) LEASED EMPLOYEE: A Leased Employee is any individual who is not an Employee of the Company or an Affiliate, but who provides services for the Company or an Affiliate, pursuant to an agreement, whether oral or written, between the Company or the Affiliate and any leasing organization, provided that such individual has performed such services for the Company, an Affiliate, or for related persons (within the meaning of Code
          Section 144(a)(3)) on a substantially full-time basis for a period of at least one (1) year and such services are performed subject to the primary direction and control of the Company or an Affiliate. A person will be considered to have performed services on a substantially full-time basis for a period of at least one (1) year if, during any consecutive twelve (12) month period:
          (i) such person has performed at least fifteen hundred (1,500) Hours of Employment for the Company, or (ii) such person has performed at
          least   five  hundred  and  one  (501)  Hours   of
          Employment for the Company, and the number of Hours of Employment performed equals at least seventy-five percent (75%) of the median number of Hours of Service credited to individuals who had performed similar services for the recipient as Employees of the recipient during the same period. For this purpose, any service rendered by a Leased Employee prior to the effective date of Code
          Section 414(n) as well as any service as a common-law Employee of the Company shall be considered.

                Notwithstanding any Plan provisions to the contrary, a Leased Employee shall not be eligible to become a Participant of the Plan.

                 Solely   for  purposes  of  Code   Sections
          401(a)(3),  (4),  (7), (16), (17),  and  (26)  and
          Sections 408(k), 410, 411, 415, and 416,  and  not
          for purposes of participation in this Plan, any Leased Employee shall be treated as an Employee of the recipient Company; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

                If  twenty  (20)  percent  or  less  of  the
          Company's "non-highly compensated work force" as defined at Code Section 414(n)(5)(C)(ii), are Leased Employees, then the preceding sentence shall not apply to any leased employees who participated in a money purchase pension plan maintained by the leasing organization providing terms not less favorable than: (i) a nonintegrated company contribution at the rate of ten (10) percent of compensation, (ii) immediate participation, and (iii) full and immediate vesting (the "safe harbor plan"); provided that such preceding sentence shall in no event apply to any Leased Employee whose compensation from the leasing organization is less than One Thousand Dollars ($1,000) during the Plan Year and each of the three (3) prior Plan Years.

          (dd) NON-HIGHLY COMPENSATED EMPLOYEE: An Employee who is not a Highly Compensated Employee.

          (ee) PARTICIPANT: An Employee participating in the Plan in accordance with the provisions of
          Section 3.01.

          (ff) PARTICIPATION: The period commencing on the date on which an Employee becomes a Participant and ending on the date on which the Employee incurs a Break in Service (as defined in Section 3.02(d)).

          (gg)  PLAN:  Brinker  International,  Inc.  401(k)
          Savings  Plan  As  Restated Effective  January  1,
          1999, the Plan set forth herein, as amended from time to time.

          (hh)  PRIOR PLAN:  The Brinker International, Inc.
          401(k)  Savings Plan and Trust, effective  January
          1, 1993, as in effect prior to the Effective Date.

          (ii)  QUALIFIED DOMESTIC RELATIONS ORDER OR  QDRO:
          Any judgment, decree or order pursuant to a state domestic relations or community property law which relates to the provision of child support, alimony payments or marital property rights, which creates or recognizes the existence of an Alternate Payee's right to (or assigns to an Alternate Payee the right to) receive all or part of a Participant's benefit, and meets the requirements of the Company's written procedure for administering such an order as interpreted in accordance with Code Section 414(p) and, in particular:

          (1)  specifies--

                           (a)   the  name  and  last  known
                    mailing address of the Participant and each Alternate Payee;

                          (b)   the amount or percentage  of
                    the Participant's benefit to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined;

                          (c)   the  number of  payments  or
                    period to which the order applies; and

                          (d)   each plan to which the order
                    applies; and

          (2)  does not require the Plan to--

                          (a)   provide any type or form  of
                    benefit or option not otherwise provided under the Plan;

                         (b)  provide increased benefits; or

                          (c)   pay  to  an Alternate  Payee
                    amounts  required to be paid to  another
                    Alternate  Payee under a prior Qualified
                    Domestic Relations Order.

                For  purposes  of this Plan,  an  "Alternate
          Payee" is a spouse, former spouse child or other dependent of a Participant or Former Participant who is designated as an "Alternate Payee" under the terms of a Qualified Domestic Relations Order, as described in Code Section 414(q).

          (jj) RE-EMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an Hour of Employment upon his return to the employment of the Employers after a Break in Service.

          (kk) ROLLOVER CONTRIBUTION ACCOUNT: The account maintained for a Participant or Former Participant to record "qualifying rollover distributions" contributed to the Plan pursuant to Section 4.04 hereof and adjustments relating thereto.

          (mm) SALARIED ELIGIBLE EMPLOYEE: Any Non-Highly Compensated Employee who is compensated on a salaried basis. To the extent that a salaried
          Employee   is  or  becomes  a  Highly  Compensated
          Employee on or after January 1, 1999 and subsequently becomes a Non-Highly Compensated Employee, such Employee shall not become a Salaried Eligible Employee at the time that he becomes a Non-Highly Compensated Employee.

          (nn)  SAVINGS  CONTRIBUTION:  Any contribution  to
          the Plan made by an Employer for the Plan Year  on
          behalf   of  a  Participant  pursuant  to  Section
          4.01(a) hereof.

          (oo) SAVINGS CONTRIBUTION ACCOUNT: The account maintained for a Participant or Former Participant to record contributions made on his behalf by his Employer pursuant to Section 4.01(a) hereof and adjustments relating thereto.

          (pp)   SERVICE:    A   Participant's   period   of
          employment   with  the  Employers  determined   in
          accordance with Section 3.02.

          (qq)  SEVERANCE FROM SERVICE:  With respect to  an
          Employee, the later of (1) or (2), where--

                     (1)  is the earlier of (i) the date  on
               which he quits, or is discharged from, the employment of the Employers, or the date of his retirement or death, or (ii) the first anniversary of the first date of a period in which he remains absent from the employment of the Employers, with or without pay, for any reason other than one specified in (i), above, such as vacation, holiday, sickness, Authorized Leave of Absence or layoff; and

                     (2)   is,  in  the case of an  Extended
               Absence Employee, the second anniversary of such Employee's absence.

          (rr) TRUST AGREEMENT: The Brinker International, Inc. 401(k) Savings Plan and Trust Agreement, a separate agreement entered into between the Company and the Trustee which establishes a trust to hold contributions made under the Plan and from which the benefits under the Plan will be distributed.

          (ss) TRUST OR TRUST FUND: The legal entity established under the Trust Agreement to hold the funds and properties for the use and benefit of the Participants and their beneficiaries, together with all income, profits and increments thereto.

          (tt) TRUSTEE: American Express Trust Company, or any other individual or corporation named and duly appointed to act as an additional or successor Trustee under the Trust Agreement at any time.

          (uu) VALUATION DATE: Any business day on which the New York Stock Exchange is open.

          (vv) YEAR or PLAN YEAR: The 12-month period ending on December 31 of each year.

          (uu) YEAR OF ELIGIBILITY SERVICE. An Employee shall have one (1) Year of Eligibility Service on the anniversary of his Employment Commencement Date if he has not had a Severance from Service before such anniversary. If an Employee has experienced a Severance from Service before the first anniversary of his Employment Commencement Date, he shall have one (1) Year of Eligibility Service on the date his aggregate periods of service equal twelve (12) months.

2.02 Construction

     The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

2.03 Adoption by Others

     Any Affiliate of the Company may adopt this Plan and thereby become an Employer; provided, however, that the Board of Directors of the Company approves such adoption; provided, further, that the administrative powers and control of the Company as provided herein shall not be deemed diminished under the Plan by reason of the adoption of the Plan by any other Employer, and such administrative powers and control granted in
     Section 8.01 hereof with respect to the appointment of the Committee and other matters shall apply only with respect to the Company and not to any other Employer.

2.04 Applicability

     The provisions of this Plan shall apply only to an Employee who terminates employment on or after the Effective Date. In the case of an Employee who terminates employment prior to the Effective Date, and except as otherwise provided in Sections 3.01 and 9.06 hereof, the rights and benefits, if any, of such former Employee shall be determined in accordance with the provisions of the Prior Plan, as in effect on the date on which his employment terminated.

                         ARTICLE III

                  PARTICIPATION AND SERVICE

3.01 Participation

     Subject to the provisions of Section 3.03, an Employee, other than an Employee who is a member of a collective bargaining unit, the recognized representative of which has not agreed to Participation in the Plan by its members or a Leased Employee, shall become a Participant in this Plan as follows:

          (a) Any Employee included under the provisions of the Prior Plan as of January 1, 1999 shall continue to participate in accordance with the provisions of this Plan.

          (b) A Salaried Eligible Employee shall become eligible to participate in the Plan on the first day of the calendar month which coincides with or next follows his attainment of age 21 and his completion of one (1) Year of Eligibility Service with the Employer.

          (c) An Hourly Employee shall become eligible to participate in the Plan on the first day of the calendar month which coincides with or next follows his attainment of age 21 and his completion of one (1) Year of Eligibility Service with the Employer.

     An active Participant who incurs a Severance from Service and who is subsequently re-employed by an
     Employer shall immediately reenter the Plan as an active Participant on his Re-employment Commencement Date, with such Participant's prior salary reduction agreement to continue to apply until amended, terminated or suspended in accordance with the provisions of Section 4.02 hereof, unless his prior period of Service is disregarded under the rule of parity described in Section 3.02(d) hereof.

     In the event that a Participant shall become a member of a collective bargaining unit, or otherwise cease to qualify as a Salaried Eligible Employee or an Hourly Employee, his Participation shall thereupon cease but he shall continue to accrue Service hereunder during the period of his continued employment with the Employer. For purposes of this Section 3.01, an Employee shall be credited with Service for periods of employment with an Affiliate (determined as if such Affiliate were an Employer), but shall not commence Participation hereunder prior to the date on which he commences employment with an Employer. The term "active Participant" shall mean any Eligible Employee currently participating in the Plan who has not incurred a Severance from Service.

3.02 Service

     The amount of benefit payable to or on behalf of a Participant or Former Participant shall be determined on the basis of his period of Service, in accordance with the following:

          (a) In General--Subject to the Break in Service provisions of paragraph (d) of this Section, an Employee's Service shall equal the total of his Elapsed-Time Employment. Service shall be counted in years and completed days.

          (b) Transfers from Affiliates--In the event that an Employee who at any time was employed by an Affiliate either commences employment with a Participating Employer, or returns to the employment of a Participating Employer, then, except as otherwise provided below, such Employee shall receive Service with respect to the period of his employment with such Affiliate (to the extent not credited under paragraph (c) of this Section). In applying the provisions of the preceding sentence--

                     (1)   except  to  the extent  otherwise
               permitted by the Committee in its sole discretion, such Employee shall not receive Service with respect to any period of employment with such Affiliate completed prior to the date on which such Affiliate became an Affiliate;

                    (2)  the amount of such Service shall be
               determined in accordance with paragraph (a) of this Section 3.02, as if such Affiliate were a Participating Employer; and

                     (3)  if such Employee incurs a Break in
               Service (as defined in paragraph (d) of this Section and determined as if such Affiliate were a Participating Employer) prior to his commencement of employment with the
               Participating Employer or return to the employment of the Participating Employer, then the amount of such Employee's Service attributable to the period of his employment with such Affiliate shall be determined in accordance with paragraph (d) of this Section.

          (c) Transfers to Affiliate--In the event that a Participant who at any time was employed by a Participating Employer either commences employment with an Affiliate, or returns to the employment of an Affiliate, then, except as otherwise provided below, such Participant shall receive Service with respect to the period of his employment with such Affiliate (to the extent not credited under paragraph (b) of this Section). In applying the provisions of the preceding sentence--

                    (1)  the amount of such Service shall be
               determined in accordance with paragraph (a) of this Section, as if such Affiliate were a Participating Employer; and

                     (2)  if such Participant incurs a Break
               in Service (as defined in paragraph (d) of this Section and determined as if such Affiliate were a Participating Employer) prior to his commencement of employment with the Affiliate or return to the employment of the Affiliate, then the amount of such Participant's Service attributable to his prior period of employment with the Participating Employer shall be determined in accordance with paragraph (d) of this Section.

                Except  as  otherwise provided  in  Sections
          4.02, 6.07 and 12.03 hereof, such Participant shall receive no benefits under this Plan prior to the date on which he incurs a Severance from Service, determined as if all Affiliates were Participating Employers.

          (d) Break in Service--An Employee who incurs a Severance from Service and who fails to complete at least one (1) Hour of Employment during the twelve (12)-month period beginning on the date of such Severance from Service shall have a Break in Service. If, during the twelve (12)-month period beginning on the date of an Employee's Severance from Service, the Employee shall return to the employment of a Participating Employer by completing at least one (1) Hour of Employment within such twelve (12)-month period, then such Employee will not have a Break in Service and shall receive Service for the period beginning on the date of his Severance from Service and ending on the date of his re-employment; provided, however, that in the case of an Employee who is absent from the employment of the Participating Employers for a reason specified in Section 2.01(qq)(1)(ii) hereof and who, prior to the first anniversary of the first date of such absence incurs a Severance from Service for a reason specified in section 2.01(qq)(1)(i) hereof, such Employee shall receive Service only if he completes at least one (1) Hour of Employment within the twelve (12)-month period beginning on the first date of such absence and shall receive such Service only for the period beginning on the first day of such absence and ending on the date of his re-employment.

                 Upon  incurring  a  Break  in  Service,  an
          Employee's rights and benefits under the Plan shall be determined in accordance with his Service
          at   the   time   of   the   Break   in   Service.
          Notwithstanding the foregoing, an Employee who has never been a Participant will not receive credit for service performed before any one-year Break-in-Service if his consecutive one-year Breaks-in-Service upon reemployment exceed the greater of
          (i) his aggregate service before the commencement of such consecutive one-year Breaks-in-Service, or
          (ii) five (5) years. Service that has once been disregarded under this rule shall not be required to be counted in determining whether any future periods of service may be disregarded after any future period of consecutive one-year Breaks-in-Service.

          (e) Special Rule for Extended Absence Employees-- Notwithstanding the preceding provisions of this
          Section 3.02, in the case of an Extended Absence Employee, the period between the first and second anniversaries of such Employee's absence shall, under no circumstances, be treated as a period of Service.

3.03 Election to Participate

     In order to participate hereunder, an Employee otherwise eligible to participate pursuant to Section
     3.01 must, after having received a written explanation of the terms of, and the benefits provided under, the Plan, elect to participate in such Plan in accordance with such procedures as the Committee or Trustee may prescribe. Unless otherwise specified by the Committee, any Eligible Employee entitled to become a Participant may do so by effecting a telephonic instruction through a designated telephone access system, prior to the date he is first eligible to become a Participant.

3.04 Transfer

     An  Employee  who is transferred between  Participating
     Employers shall be as eligible for Participation and benefits as in the absence of such transfer.

3.05 Special Rules for Former Employees of Maggiano's

     Notwithstanding any provision to the contrary herein contained, for purposes of determining the "vested percentage" under Section 6.03 of an Employee who was employed by the Company or an Affiliate as a result of the acquisition by the Company of Maggiano's Old Orchard, Inc. ("Maggiano's"), all determinations of the Employee's vested interest under the Plan shall include any period of service with Maggiano's.

                         ARTICLE IV

                CONTRIBUTIONS AND FORFEITURES

4.01 Employer Contributions

     Employers shall make contributions to the Trust Fund in accordance with the following:

          (a) Savings Contribution--For each Year, each Employer shall contribute on behalf of each of its Employees participating in the Plan an amount of contribution agreed to be made by such Employer pursuant to a salary reduction agreement under
          Section 4.02 entered into between the Employer and the Participant for such Year. Contributions made by the Employer for a given Year pursuant to this paragraph (a) shall be deposited in the Trust Fund as soon as administratively feasible, but in no event later than fifteen (15) business days after the end of the month during which such amounts would otherwise have been payable to the Participant, in accordance with Department of Labor Regulations 2510.3-102.

          (b)  Additional Matching Contribution--

          (1) In General. For each payroll period, each Employer shall make an additional contribution on behalf of each Participant who is a Salaried Eligible Employee for whom a contribution was made pursuant to paragraph
               (a) of this Section 4.01. Such contributions shall equal an amount which will be sufficient to credit each such Participant's Company Matching Contribution Account with an amount of Common Stock which, at fair market value as of the date of contribution, when added to the Forfeitures, if any, then available for allocation to the Participants' Company Matching Contribution Accounts, shall be equal to twenty-five percent (25%) of that portion of the Participant's Savings Contributions for such payroll period which does not exceed five percent (5%) of his Compensation for such payroll period. An Employer may satisfy such contribution obligation by contributing treasury shares or shares of Common Stock acquired on the open market. Company Matching Contributions of the Employers shall be paid to the Trustee and payment generally shall be made following each payroll period; provided, however, that payments shall be made not later than the time prescribed by law for filing the consolidated Federal income tax return of the Employers, including any extensions which have been granted for the filing of such tax return.

               For any Year, the Employers may decline to make any portion of the contribution specified in this paragraph (b) if the Employers determine that such action is necessary to ensure that the discrimination requirements of Code Section 401(a)(4), as amended, or the discrimination tests of Code
               Section 401(m), as amended, are satisfied; or, alternatively, in the case of a violation of the discrimination tests of Code Section 401(m), the Employers may direct the Trustee to distribute by the last day of the following Year "excess aggregate contributions" (as defined in Code Section 401(m)(6)(B)) to the Participants by or on whose behalf such contributions were made.

          (2)  Discrimination   Tests.   With   respect   to
               Company    Matching    Contributions,     the
               discrimination tests of Code Section 401(m) are satisfied in the following manner:

               (a) the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the prior Year multiplied by 1.25; or

               (b) the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the prior Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the prior Year by more than two (2) percentage points.

               In any year in which the Average Contribution Percentage for Highly Compensated Employees who are Eligible Participants does not satisfy the limitation set forth above, the Committee shall reduce allocations of Company Matching Contributions to such individuals in the manner provided in this paragraph. First, the Committee shall calculate the amount of "excess deferrals" and "excess contributions," if any, under Section 4.03(d) and shall make any required distributions thereunder. Second, if the Committee then determines that the Plan continues to fail the Average Contribution Percentage Test for the Year, it shall reduce "excess aggregate contributions," as adjusted for allocable income, during the next Plan Year. For purposes of this paragraph, "excess aggregate contributions" are the amount of aggregate Company Matching Contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail the Average Contribution Percentage Test. The Committee shall reduce the "excess aggregate contributions" to the Highly Compensated Employees in accordance with the following steps:

                    (A)  The Committee shall calculate total
                    "excess aggregate contributions" for the
                    Highly Compensated Employees.

                    (B)   The Committee shall calculate  the
                    total dollar amount by which the "excess
                    aggregate contributions" for the  Highly
                    Compensated Employees must be reduced in
                    order    to    satisfy    the    Average
                    Contribution Percentage Test.

                    (C)   The Committee shall calculate  the
                    total  dollar amount of Company Matching
                    Contributions    for     each     Highly
                    Compensated Employee.

                    (D)   The  Committee  shall  reduce  the
                    Company  Matching Contributions  of  the
                    Highly Compensated Employee(s) with  the
                    highest   dollar   amount   of   Company
                    Matching Contributions by reducing  such
                    contributions in such Highly Compensated
                    Employee(s)   Account   in   an   amount
                    necessary to cause the dollar amount  of
                    such   Highly  Compensated  Employee(s)'
                    Company Matching Contributions to  equal
                    the   sum   of   the  Company   Matching
                    Contributions of the Highly  Compensated
                    Employee(s) with the next highest dollar amount of such contributions.

                    (E)   If the total dollar amount reduced
                    pursuant to Step (D) above is less  than
                    the   total  dollar  amount  of  "excess
                    aggregate contributions," Step (D) shall
                    be  applied  to  the Highly  Compensated
                    Employee(s) with the next highest dollar
                    amount of Company Matching Contributions
                    until   the  total  amount  of   reduced
                    Company  Matching  Contributions  equals
                    the   total  dollar  amount  of  "excess
                    aggregate  contributions" calculated  in
                    Step (B).

                    (F)   When  calculating  the  amount  of
                    reduction  under Step (D), if  a  lesser
                    reduction,  when added  to  any  amounts
                    already  reduced  under this  paragraph,
                    would   equal   the  total   amount   of
                    reductions necessary to permit the  Plan
                    to  satisfy  the  Average  Contributions
                    Percentage   Test  under  this   Section
                    4.01(b)(2), the lesser amount shall be reduced instead.

                    (G)   Any Company Matching Contributions
                    amount reduced from a Highly Compensated
                    Employee's Account pursuant to Step  (D)
                    above,  which  shall be  treated  as  an
                    "excess   aggregate  contribution"   (as
                    defined in Code Section 401(m)(6)(B) and
                    the  regulations  thereunder),  together
                    with the income allocable thereto, shall
                    be   distributed  (or,  if  not  vested,
                    forfeited) to the Participant within two
                    and   one-half  (2-1/2)  months  of  the
                    beginning of the subsequent Plan Year.

                          For  purposes of this subparagraph
               (2), an Eligible Participant's "Contribution Percentage" shall mean the ratio (expressed as a percentage), of the sum of the Company Matching Contributions under the Plan on behalf of the Eligible Participant for the Year to such Eligible Participant's Compensation for the Year. The Contribution Percentage of an Eligible Participant who has no Company Matching Contributions allocated to his Company Matching Contribution Account for the Year shall equal zero (0). "Eligible Participant" shall mean any Employee who is authorized under the terms of the Plan to have Company Matching Contributions allocated to his Company Matching Contribution Account for the Year, and shall include any Employee who is eligible to make Savings Contributions under the terms of the Plan but elects not to make such contributions for the Year, who is eligible to participate under the terms of the Plan but elects not to participate pursuant to the provisions of Section 3.03 hereof, or who is not eligible to have Company Matching Contributions allocated to his Company Matching Contribution Account due to the limitation on Additions set forth in
               Section 5.03 hereof. The "Average Contribution Percentage" is the average (expressed as a percentage) of the Contribution Percentages of all Eligible Participants.

                           In   the  event  that  this  Plan
               satisfies the requirements of Code Section 401(a)(4) and 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code
               Section 401(a)(4) and 410(b) only if aggregated with this Plan, then this subparagraph (2) shall be applied by determining the Contribution Percentage of Eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two (2) or more plans of the Employers to which matching contributions are made then all such contributions shall be aggregated for purposes of this subparagraph (2).

                          The income allocable to an "excess
               aggregate contribution" (as defined  in  Code
               Section 401(m)(6)(B) and regulations thereunder) shall be determined by multiplying the income allocable to a Participant's Company Matching Contribution Account for the Plan Year by a fraction, the numerator of which is the "excess aggregate contributions" (as defined in Code Section 401(m)(6)(B) and regulations promulgated thereunder) for the Participant, as determined above, and the denominator of which is the balance of the Participant's Company Matching Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

                          The  Committee may,  in  its  sole
               discretion, elect to take contributions to a Participant's Savings Contribution Account into account in computing the Average Contribution Percentage, in the manner and to the extent provided by Treasury Department regulations promulgated under Code Section 401(m). However, in such a case, the Actual Deferral Percentage tests under Section 4.02(f) must still be computed and met separately, and in connection therewith, no aggregation with Company Matching Contributions shall be permitted. Alternatively, the Employer may, in its sole discretion, elect to make qualified nonelective contributions, subject to the vesting and distribution requirements under Sections 6.03 and 6.04 hereof, and in the manner and to the extent provided by Treasury Department regulations under Code Section 401(m), that would, in combination with Company Matching Contributions under the Plan, satisfy the limitation set forth above. In any event, said correction of the discrimination tests described herein shall be made within twelve (12) months of the end of the Year.

                          In  order to prevent the  multiple
               use of the alternative limitations described in clause (ii) of the first paragraph of this subparagraph (2) and in Section 4.02(f)(ii) hereof, the limitation on the multiple use of alternative limitations described in Treasury Department regulations under Code Section 401(m) is specifically incorporated herein by reference and shall apply to reduce the Savings Contributions of, or Company Matching Contributions for, those Eligible Participants who are Highly Compensated Employees, so that there is no multiple use of said alternative limitations. Any "excess contribution" (as defined in Code Section 401(k)(8)(B) and regulations thereunder) resulting from a reduction in Savings Contributions shall be distributed in accordance with Section 4.02(e), and any "excess aggregate contribution" (as defined in Code Section 401(m)(6)(B) and regulations thereunder) resulting from a reduction in Company Matching Contributions shall be distributed in accordance with this Section. In lieu of said reduction, the Employer may make such additional contributions as described in this Section and Section 4.02(e) hereof, in the manner and to the extent provided under the Treasury Department regulations under Code Sections 401(k) and 401(m), so as to comply with the limitation on the multiple use of alternative limitations.

          (c) Limitations--All contributions of an Employer shall be made from consolidated current earnings, as computed in accordance with accepted accounting practices, before deduction of Federal income taxes and reserves for contingencies, if any, other than reasonable reserves of a type or character allowed or allowable as deductions for Federal income tax purposes, and before deduction of any contributions hereunder. In no event, however, shall the Employer contributions for any Year exceed the amount deductible for such Year for income tax purposes (on a consolidated return basis) as a contribution to the Trust under the applicable provisions of the Code. Further, no Company Matching Contributions shall be made for a Year unless the Company's earnings per share for such Year are sufficient to cover dividends to stockholders; provided, however, that in no event will a Company Matching Contribution be made if the Company's net profits for such Year are less than Thirty-Three and One-Third Cents ($.33-1/3) per share.

4.02 Participant Salary Reduction

     Upon commencement of Participation hereunder and in accordance with such procedures as the Committee or Trustee shall prescribe, a Participant shall, as provided in Section 3.03, enter into a salary reduction agreement with his Employer. The terms of such salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from the
     Employer equal to (i) any whole percentage of his Compensation per payroll period, with such percentage to be not less than one percent (1%) and not more than twenty percent (20%) of such Compensation, and (ii) for a Salaried Eligible Employee, any whole percentage of his Compensation received in the form of a bonus payment.

     In the event that the total reduction on behalf of any Participant for any of his or her taxable years exceeds $7,000 (or such greater amount as permitted under Treasury Department regulations to reflect cost-of-living adjustments), such "excess deferrals" (as defined in Code Section 402(g)(2) and regulations promulgated thereunder), together with income allocable thereto, shall be distributed to the Participant on whose behalf such reduction was made not later than April 15 following the close of the Participant's taxable year in which the reduction was made, in the manner and to the extent provided under regulations promulgated by the Secretary of Treasury; provided that such excess deferrals shall first be reduced by any "excess contributions" previously distributed for the Plan Year beginning in that taxable year pursuant to
     Section 4.02(e) hereof.

     The  income  allocable  to  an  "excess  deferral"  (as
     defined in Code Section 402(g)(2) and regulations promulgated thereunder) shall be determined by multiplying the income allocable to a Participant's Savings Contribution Account for the Plan Year by a fraction, the numerator of which is the "excess deferrals" (as defined in Code Section 402(g)(2) and regulations promulgated thereunder) of the Participant, as determined above, and the denominator of which is the balance of the Participant's Savings Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

     Amounts    credited   to   a   Participant's    Savings
     Contribution Account pursuant to Section 4.01(a) and this Section shall be one hundred percent (100%) vested and non-forfeitable at all times.

     Further, salary reduction agreements shall be governed by the following:

          (a) A Participant may elect to defer a portion of his Compensation or to change his deferral percentage within the percentage limits set forth in Section 4.02(a), effective as of the first pay period commencing on or after the date that such election is submitted to the Committee by effecting an instruction through a designated telephone access system.

          (b) Any Eligible Employee who does not become a Participant upon the date on which he first becomes entitled under Section 3.01 may become a Participant commencing with the first pay period beginning on or after the date that he submits an election to the Committee by making an appropriate telephonic instruction.

          (c) A Participant's election shall remain in force and effect for all periods following the date it is made until (i) such election is modified or terminated, or (ii) such Participant terminates his employment.

          (d) A Participant may cancel his election effective as of the first pay period commencing on or after the date that such cancellation is submitted to the Committee by effecting a telephonic instruction through a designated telephone access system. A Participant who so cancels his election may resume active participation in the Plan, effective as of the first day of the first pay period commencing on or after the date that such election is submitted to the Committee by effecting an instruction through a designated telephone access system.

          (e) An Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary (i) to ensure that a Participant's Additions for any Year will not exceed the limitation of Section 5.03 hereof,
          (ii) to ensure that Employer contributions made pursuant to Section 4.01 hereof are fully deductible by the Employer for Federal income tax purposes, (iii) to ensure that a Participant's Savings Contributions do not exceed the limitation of Section 4.02 hereof relating to "excess deferrals" (as defined in Code Section 402(g)(2) and regulations promulgated thereunder), or (iv) to ensure that the discrimination tests of Code
          Section 401(k) are met for such Year.

                In  any  case  in which such  discrimination
          tests are not met for a Year, the Employer may, in
          the   alternative,  (i)  direct  the  Trustee   to
          distribute  "excess contributions" (as defined  in
          Code    Section   401(k)(8)(B)   and   regulations
          promulgated thereunder), together with the  income
          allocable  thereto,  but  first  reduced  by   any
          "excess deferrals" (as defined in Code Section 402(g)(2) and regulations promulgated thereunder) previously distributed pursuant to Section 4.02 hereof for the taxable year ending within the Plan Year, to the Participant on whose behalf such contributions were made within two and one-half (2-1/2) months of the beginning of the subsequent Year, or (ii) make such additional contributions,
          subject    to   the   vesting   and   distribution
          requirements of Sections 6.03 and 6.04 hereof, and in the manner and to the extent provided by regulations under Code Section 401(k) promulgated by the Secretary of Treasury, to the Savings Contribution Accounts of Participants who are Non-Highly Compensated Employees as to cause such tests to be satisfied. The Plan shall forfeit Company Matching Contributions attributable to "excess contributions" (as defined in Code Section
          401(k)(8)(B))  distributed  under  the   foregoing
          clause (i) and such amounts treated as Forfeitures shall be applied as Forfeitures in accordance with
          Section 4.03 of the Plan. In any event, said correction of the discrimination tests described herein shall be made within twelve (12) months of the end of the Year. In addition, an Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary to ensure that the discrimination tests of Code Section 401(m) are met for such Year.

                 The   income   allocable  to   an   "excess
          contribution" (as defined in Code Section 401(k)(8)(B) and regulations promulgated thereunder) shall be determined by multiplying the income allocable to a Participant's Savings Contribution Account for the Plan Year by a fraction, the numerator of which is the "excess contributions" (as defined in Code Section 401(k)(8)(B) and regulations promulgated thereunder) of the Participant, as determined under Section 4.02(f), and the denominator of which is the balance of the Participant's Savings Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

          (f)   The  discrimination tests  of  Code  Section
          401(k) are satisfied in the following manner:

                     (1)  The Actual Deferral Percentage for
               Eligible Participants who are Highly Compensated Employees for the Year shall bear a relationship to the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the prior Year whereby (i) the Actual Deferral
               Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year is not more than the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the prior Year multiplied by 1.25; or (ii) the excess of the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year over that of all Eligible Participants who are Non-Highly Compensated Employees for the prior Year shall not be more than two (2) percentage points, and

                     (2)  the Actual Deferral Percentage for
               the group of Eligible Participants who are Highly Compensated Employees for the prior Year is not more than the Actual Deferral Percentage of all Eligible Participants who are Non-Highly Compensated Employees for the prior Year multiplied by two (2).

               If the allocations of the Participant Savings
          Contributions do not satisfy the tests set forth above, the Committee shall adjust the accounts of the Highly Compensated Employees as provided in this paragraph. The Committee shall distribute excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess contributions for a Year if such contributions are not distributed to the appropriate Highly Compensated Employees during the first 2-1/2 months of the next Plan Year. For purposes of this paragraph, "excess contributions" are the amount of aggregate Savings Contributions that cause the Plan to fail the Actual Deferral Percentage Test. The Committee shall make distributions to each Highly Compensated Employee of his or her respective share of excess contributions pursuant to the following steps:

                              (A)  The Committee shall calculate
               total  excess  contributions for  the  Highly
               Compensated Employees.

                     (B)  The Committee shall calculate  the
               total  dollar  amount  by  which  the  excess
               contributions for the Highly Compensated Employees must be reduced in order to satisfy the Actual Deferral Percentage Test.

                     (C)  The Committee shall calculate  the
               total    dollar   amount   of   the   Savings
               Contributions  for  each  Highly  Compensated
               Employee.

                     (D)   The  Committee shall  reduce  the
               Savings Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Savings Contributions by refunding such contributions to such Highly Compensated Employee(s) in an amount sufficient to cause the dollar amount of such Highly Compensated Employee(s)' Savings Contributions to equal the dollar amount of the Savings Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Savings Contributions.

                      (E)    If  the  total  dollar   amount
               distributed pursuant to Step (D) above is less than the total dollar amount of excess contributions, Step (D) shall be applied to the Highly Compensated Employee(s) with the next highest dollar amount of Savings Contributions until the total amount of distributed Savings Contributions equals the total dollar amount of excess contributions calculated in Step (B).

                     (F)   When calculating the amount of  a
               distribution under Step (D), if a lesser reduction, when added to any amounts already distributed under this paragraph, would equal the total amount of distributions necessary to permit the Plan to satisfy the Actual Deferral Percentage Test under this paragraph
               (f),  the  lesser amount shall be distributed
               from the Plan.

                         For purposes of this paragraph (f), the
          "Actual Deferral Percentage" for a specified group
          of Eligible Participants for a Year shall be the average of the ratios (expressed as a percentage
          and   calculated  separately  for  each   Eligible
          Participant  in such group) of (i) the  amount  of
          each    such   Eligible   Participant's    Savings
          Contributions actually paid over to the Trust on behalf of the Participant for such Year, to (ii) such Participant's Compensation for the Year. Savings Contributions shall be taken into account for the Year if such contributions (i) relate to Compensation that would have been received during the Year (but for the deferral election) or relate to Compensation attributable to services performed during the Year that would have been received within 2-1/2 months after the close of the Year (but for the deferral election), and (ii) are allocated to the Participant's account as of a date within the Year in accordance with Treasury Department regulations under Code Section 401(k).
          The Actual Deferral Percentage of an Eligible Participant for whom no Savings Contributions are paid to the Trust on his behalf for the Year shall equal zero (0). "Eligible Participant" shall mean any Employee who is authorized under the terms of the Plan to have contributions allocated to his Savings Contribution Account for all or a portion of the Year, and shall include any Employee who is eligible to make Savings Contributions under the terms of the Plan but elects not to make such contributions for the Year, who is eligible to participate under the terms of the Plan but elects not to participate pursuant to the provisions of
          Section 3.03 hereof, whose right to make Savings Contributions has been suspended under Section 4.02(h)(1) hereof, or who is not eligible to have Savings Contributions allocated to his Savings Contribution Account due to the limitations on Additions set forth in Section 5.03 hereof.

                         In the event that this Plan satisfies
          the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with this Plan, then this paragraph (f) shall be applied by determining the Contribution Percentage of Eligible Participants
          as  if  all such plans were a single plan.   If  a
          Highly  Compensated Employee participates  in  two
          (2) or more plans of the Employers to which Savings Contributions are made then all such contributions shall be aggregated for purposes of this paragraph (f).

          (g) An Employer may revoke its salary reduction agreements with all Participants or amend its salary reduction agreements with all Participants on a uniform basis, if it determines that it will not have sufficient current profits to make the contributions to the Plan required by the salary reduction agreements.

          (h) Except as provided above, a salary reduction agreement applicable to any given Year, once made, may not be revoked or amended by the Participant or the Employer.

          (i) No amounts may be withdrawn by a Participant from his Savings Contribution Account prior to termination of employment with the Employers except to the extent of an election made in accordance with Section 6.07.

4.03 Disposition of Forfeitures

     If, upon a Severance from Service, a Participant is not entitled to a distribution of the entire balance in his Company Matching Contribution Account, then as of the date on which such Severance from Service occurs, his Account shall be divided into two portions, one representing the nonforfeitable portion, and the other representing the Forfeiture portion, of such Account. His Company Matching Contribution Account shall continue to receive Income allocations pursuant to
     Section 5.02(a) until the nonforfeitable portion of such Account is distributed. The Participant shall receive a distribution of the nonforfeitable portion of such Account pursuant to Section 6.04. Notwithstanding the foregoing, prior to a Participant's sixty-fifth
     (65th) birthday, written consent of the Participant is required before commencement of the distribution of any portion of his Account if the present value of the nonforfeitable total interest in his Account is greater than $5,000.

     As of the date on which such payment occurs, the Forfeiture portion of such Account shall be transferred to a special interest-bearing "forfeiture management account". As of the end of the calendar month in which such transfer occurs, and except as otherwise provided below, such forfeiture management account shall be applied to reduce the Company Matching Contributions to the Plan under Section 4.01(b) hereof; provided that, to the extent that the amount in the forfeiture management account available to reduce Company Matching Contributions for the Year exceeds such Company
     Matching Contributions and all restoration amounts described below, such excess shall be applied in payment of Trustee fees and other administrative expenses of the Plan and Trust.

     If the Participant returns to the employ of an Employer before incurring five (5) consecutive one (l)-year Breaks in Service, he shall have the right to repay to the Trust Fund the amount of a prior lump sum payment within the five (5)-year period beginning on his Re-employment Commencement Date. If such repayment is made, then, as of the end of the Year of repayment, the amount of his prior Forfeiture shall be restored and, together with the amount repaid, shall become the beginning balance in his new Company Matching Contribution Account. Such restoration shall be made first from the forfeiture management account. To the extent that such forfeiture management account is insufficient for this purpose, restoration shall be effected by the making of a special Employer contribution for such Year of repayment.

     Notwithstanding  the  preceding  provisions   of   this
     Section 4.03, a Participant who, upon a Severance from Service, is entitled to no portion of his Company Matching Contribution Account, shall be deemed to have received a distribution of zero from such Account at the earliest date on which a distribution could be made under Section 6.04 hereof.

4.04 Rollover Contributions; Transfers

     With the approval of the Committee, any Employee who was a participant in another plan of deferred compensation which is qualified under Code Section 401(a) may contribute to this Plan a portion or all of the amount of any "eligible rollover distribution" received by him from such other plan. Any amounts so contributed, together with related earnings or losses, shall be held in a separate Rollover Contribution Account established for such Participant. Such Rollover Contribution Account shall be one hundred percent (100%) vested in the Participant, shall share in Income allocations in accordance with Section 5.02(a), but shall not share in Employer contribution or Forfeiture allocations. The total amount in such Rollover Contribution Account shall be distributed in accordance with Article VI. The term "eligible rollover distribution" is herein defined as any amount which, pursuant to Code Section 402(c)(4), may be transferred to this Plan and thereby not be includible in the gross income of the recipient for the taxable year in which paid.

     The Trustee, upon approval of the Committee, may accept a transfer from the trustee of another qualified plan or trust of all or any of the assets held by such plan or trust for some or all participants therein; provided, however, that no such transfer shall be accepted for any one particular individual participant in another qualified plan or trust. In the case of a transfer to the Trustee of all or any of the assets of another qualified plan or trust by the trustee of the transferor plan, the amounts so transferred shall be allocated to the individual accounts of each Participant who was also a participant in such other qualified plan. In no event shall a Participant's vested interest in such a transferred account be less after such transfer than it was prior to such transfer. Furthermore, with respect to such transferred amounts, the vesting schedule of this Plan shall be the same or better than the vesting schedule under the transferor plan, or, in the alternative, this Plan may provide that the entire value of such transferred amounts shall be fully vested and nonforfeitable in the Participant affected.

     The Trustee, upon direction from the Committee, may transfer any amount available for distribution to a Participant hereunder by reason of termination of employment to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by such employer in writing as meeting the requirements of Code
     Section 401(a), provided that the trust to which such transfer is to be made permits such transfers.

4.05 Contributions by Participants

     Except as provided in Section 4.04 hereof, Participants
     are   neither  required  nor  permitted  to  make   any
     contributions under this Plan.

4.06 Special Rules under USERRA

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 404(u).

                          ARTICLE V

            ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

5.01 Individual Accounts

     The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant, and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant, Former Participant, and Beneficiary shall have three separate accounts--a Company Matching
     Contribution Account, a Savings Contribution Account, and a Rollover Contribution Account. The accounts of each Participant, Former Participant or Beneficiary shall be divided into subaccounts to reflect such
     Participant's, Former Participant's or Beneficiary's investment designations in particular fund options pursuant to Article VII. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required.

5.02 Account Adjustments

     The  accounts of Participants, Former Participants, and
     Beneficiaries shall be adjusted in accordance with the following:

     (a) Income--The Trustee shall, following the end of each Valuation Date, value all assets of the Trust Fund, allocate net gains and losses, and process additions to and withdrawals from Account balances in the following manner:

                    (1)  The Trustee shall first compute the
               fair market value of securities and/or the other assets comprising each investment fund designated by the Committee for direction of investment by the Participants, Former Participants and Beneficiaries of this Plan. Each Account balance shall be adjusted each business day by applying the closing market price of the investment fund for the current business day to the share/unit balance of the investment fund as of the close of business on the current business day.

                     (2)  The Trustee shall then account for
               any requests for additions or withdrawals to be made to or from a specific designated investment fund by any Participant, Former Participant or Beneficiary, including allocations of contributions and Forfeitures. In completing the valuation procedure described above, such adjustments in the amounts credited to such accounts shall be made on the business day to which the investment activity relates. A contribution received by the Trustee pursuant to this Plan shall not be taken into account until the Valuation Date coincident with or next following the date such contribution was both actually paid to the Trustee and allocated among the accounts of Participants, Former Participants and Beneficiaries.

                    (3)  Notwithstanding subsections (1) and
               (2) above, in the event a pooled investment fund is created as a designated investment fund for investment election in this Plan, the valuation of the pooled investment fund and the allocation of earnings of the pooled investment fund shall be governed by the Administrative Services Agreement for such pooled investment fund.

                It is intended that this paragraph (a) operate to distribute among each account all income of the Trust Fund and changes in the value of the assets of the Trust Fund.

          (b) Savings Contributions--Each Employer contribution made on behalf of a Participant pursuant to Section 4.01(a) hereof shall be allocated to the Participant's Savings Contribution Account as of the date such contribution is received by the Trust and posted to the Participant's Savings Contributions Account.

          (c) Company Matching Contributions--Each Employer contribution made to a Participant's Company Matching Contribution Account pursuant to Section 4.01(b) hereof, plus the Forfeitures, if any, which are being applied to reduce such Company Matching Contributions, shall be allocated to such Company Matching Contribution Account as of the date such contribution is received by the Trust and posted to the Participant's Company Matching Contributions Account.

5.03 Maximum Additions

          (a) Notwithstanding anything contained herein to the contrary, the total additions made to the Salary Reduction Account and Company Matching Contribution Account of a Participant for any Year shall not exceed the lesser of (1) or (2), where--

                     (1)  is the greater of $30,000 (or such
               greater  amount  as permitted under  Internal
               Revenue Service rulings to reflect increases in the cost-of-living); and

                     (2)   is 25% of the Participant's total
               compensation for such Year.

                 For  purposes  of  this  Section  5.03,   a
          Participant's "total compensation" includes earned income, wages, salaries, fees for professional service and other amounts received for personal
          services  actually  rendered  in  the  course   of
          employment with his Employer (including,  but  not
          limited   to,   commissions  paid   to   salesmen,
          compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and excluding the following: (i) Employer contributions to a plan of deferred compensation to the extent contributions
          are  not  included  in  the  gross  income  of   a
          Participant   for  the  taxable  year   in   which
          contributed,  or on behalf of a Participant  to  a
          simplified   employee  pension  plan  under   Code
          Section 219(b)(7), and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Participant when distributed, provided that a Participant's "total compensation" shall include his Savings
          Contributions   and  contributions   to   a   plan
          described  in  Code  Section  125;  (ii)   amounts
          realized  from  the  exercise of  a  non-qualified
          stock   option,  or  when  restricted  stock   (or
          property)  held  by a Participant  becomes  freely
          transferable  or  is  no  longer  subject   to   a
          substantial  risk  of  forfeiture;  (iii)  amounts
          realized   from  the  sale,  exchange   or   other
          disposition of stock acquired under a qualified stock option; (iv) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludible from the
          gross   income  of  the  Participant);   and   (v)
          compensation    in   excess   of   $150,000    (as
          automatically   increased   in   accordance   with
          Treasury Department regulations to reflect cost-of-living adjustments).

          (b) If such Additions exceed the limitations set forth in paragraph (a), above, such excess shall be deemed to arise solely from Company Matching Contributions described in Section 4.01(b) hereof and the amount of such contributions constituting the excess shall be treated as a Forfeiture for the Year. In the event that all or any portion of such excess cannot be treated as a Forfeiture for such Year because of the application of paragraph
          (a), above, the amount which cannot be so treated shall be held in a suspense account until it can be so treated in a subsequent Year, and no further Additions shall be made to Participants' accounts until the amount in such suspense account has been fully disposed of. Notwithstanding any provision to the contrary herein contained, if this Plan terminates during any Year in which such suspense account cannot be disposed of because of the application of paragraph (a), above, the amount in the suspense account shall revert to the Employers.

          (c) Notwithstanding the foregoing, the otherwise permissible annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Code
          Section 415, which imposes the following additional limitations on the benefits payable to Participants who also may be participating in another tax-qualified pension, profit-sharing, savings or stock bonus plan maintained by an
          Employer: If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0. The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under the Plan (determined at the close of the Plan Year) and the denominator of which  is  the  lesser of (i) 1.25  multiplied  by
          $90,000 or such greater amount permitted by Internal Revenue Service regulations to reflect cost-of-living adjustments, or (ii) 1.4 multiplied by one hundred percent (100%) of the Participant's average monthly compensation, as defined in the applicable Treasury Department regulations under Code Section 415, during the three consecutive years when the total compensation paid to him was highest. The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the annual Additions to the Participant's accounts in such Plan Year and for all prior Plan Years and the denominator of which is the sum of the applicable maximum amounts of annual Additions which could have been made under Code Section 415(c) for such Plan Year and for all prior years of such Participant's employment (assuming for this purpose, that said Code Section 415(c) had been in effect during such prior years). The applicable maximum amount for any Plan Year shall be equal to the lesser of (i) 1.25 multiplied by the dollar limitation in effect for such Plan Year under Code Section 415(c)(1)(A), or
          (ii) 1.4 multiplied by twenty five percent (25%) of the Participant's total compensation for such Plan Year.

          (d) For purposes of this limitation, all defined benefit plans of the Employer, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employer, whether or not terminated, are to be treated as one defined contribution plan. The extent to which a Participant's annual Additions under the Plan shall be reduced as compared to the extent to which his annual benefits or Additions under any other plans shall be reduced in order to achieve compliance with the limitations of Code
          Section 415 shall be determined by the Committee in such a manner as to maximize the aggregate benefits payable to such Participant. If such reduction is under this Plan, the Committee shall advise the affected Participant of any additional limitations on his annual benefits required by this paragraph.

          (e) The above limitations are intended to comply with the provisions of Code Section 415, so that the maximum benefits provided by plans of the Employers shall be exactly equal to the maximum amounts allowed under Code Section 415 and regulations thereunder. If there is any discrepancy between the provisions of Code Section 415 and the provisions of this Plan, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Code Section 415.

          (f) For purposes of this Plan, the "limitation year" shall be the Plan Year.

          (g) Notwithstanding the foregoing, the combined plan limitations as defined in Code Section 415(e) and described in paragraphs (c) and (d) above shall not be applied to limitation years beginning after December 31, 1999.

5.04 Top-Heavy Provisions

     The following provisions shall become effective in any Year in which the Plan is determined to be a Top-Heavy
     Plan:

          (a) Determination of Top-Heavy Status--The Plan will be considered a Top-Heavy Plan for the Year if as of the last day of the preceding Plan Year, (the "determination date"):

        (1) The value of the sum of Company Matching Contribution Accounts and Savings Contribution Accounts (but not including any allocations to be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to Section 5.02(b) or (c)) of Participants who are Key Employees and their Beneficiaries exceeds sixty percent (60%) of the value of the sum of Company Matching Contribution Accounts and Savings Contribution Accounts (but not including any allocations to be made as of such last day of the Year, except contributions actually made on or before that date and allocated pursuant to Section 5.02(b) or (c)) of all Participants and their Beneficiaries (the "60% Test") or (2) the Plan is part of a required aggregation group (within the meaning of Code Section 416(g)(2)) and the required aggregation group is top-heavy. However, and notwithstanding the results of the "60% Test", the Plan shall not be considered a Top-Heavy Plan for any Year in which the Plan is a part of a
               required  or  permissive  aggregation   group
               (within the meaning of Section 416(g)(2)) which is not top-heavy. For purposes of the "60% Test" for any Plan Year, (i) the value of the Employer and Savings Contribution Accounts of individuals who are former Key Employees shall not be taken into account,
               (ii) the value of the Employer and Savings Contribution Accounts of individuals who have not rendered services to the Employers for the five (5)-year period ending on the determination date shall not be taken into account, and (iii) any contribution of eligible rollover contributions, or any plan-to-plan transfer described in Section 4.05 hereof, shall not be treated as part of the Participant's Employer or Savings Contribution Account.

          (2)  Aggregation shall be determined as follows:

                              (A)  Aggregation Group-

                                            (i)     Required
                         Aggregation-The  term  "aggregation
                         group" means-

                              (I)  each plan of the Employer
                         in  which  a  Key  Employee  is   a
                         participant, and

                               (II)  each other plan of  the
                         Employer  that  enables  any   plan
                         described in subclause (I) to  meet
                         the    requirements   of    Section
                         401(a)(4) or 410.

                                           (ii)   Permissive
                         Aggregation-The Employer may  treat
                         any   plan  not  required   to   be
                         included  in  an aggregation  group
                         under  clause (i) as being part  of
                         such  group  if  such  group  would
                         continue  to  meet the requirements
                         of  Code Sections 401(a)(4) and 410
                         with  such  plan being  taken  into
                         account.

                               (B)  Top-Heavy Group-The term
                    "top-heavy group" means any aggregation group if-

                                         (i)  the sum (as of
                         the determination date) of-

                               (I)  the present value of the
                         cumulative accrued benefits for Key
                         Employees under all defined benefit
                         plans included in such group, and

                               (II)  the  aggregate  of  the
                         accounts of Key Employees under all
                         defined contribution plans included
                         in such group,

                                         (ii)  exceeds sixty
                         percent  (60%)  of  a  similar  sum
                         determined for all Employees.

          (b) Minimum Allocations--Notwithstanding the provisions of Sections 5.02(b) and (c), for any Year during which the Plan is deemed a Top-Heavy Plan, the amount of Employer contribution for the Year to be allocated to the Company Matching Contribution Account of each Participant who is not a Key Employee and who is employed by the Employers on the last day of the Year shall not be less than the lesser of (i) three percent (3%) of the Participant's total compensation for the Year or (ii) the percentage obtained by dividing the amount allocated to the Savings Contribution Account and Company Matching Contribution Account of the most highly compensated Key Employee for the Year by so much of the total compensation of such Key Employee for the Year as does not exceed $150,000 (as automatically increased in accordance with Treasury Department regulations); provided,, however, that an amount allocated to the Savings Contribution Account of a Participant who is not a Key Employee shall not be considered in determining the minimum allocation for such Participant hereunder; provided, further, that the requirements of this paragraph (b) shall not apply to the extent that the minimum allocations set forth herein are made under another defined contribution plan maintained by the Employer.

          (c) Impact on Maximum Benefits--For any Plan Year in which the Plan is a Top-Heavy Plan, Section
          5.03 shall be read by substituting the number 1.00 for the number 1.25 wherever it appears therein; provided, however, that where the Plan is not a "Super" Top-Heavy Plan (as defined in Code Section 416(h)(2)(B)), no such substitution shall occur if, for such Plan Year, the minimum allocations determined pursuant to paragraph (b) of this
          Section  are  determined  by  reference  to   four
          percent (4%), in lieu of three percent (3%), of total compensation.

          (d) "Total Compensation" Defined--The term "total compensation" as used in this Section 5.04 shall have the same meaning as that set forth in Section
          5.03(a) hereof.

                         ARTICLE VI

                          BENEFITS

6.01 Retirement or Disability

          (a) In General--If a Participant's employment with his Employer is terminated at or after his normal retirement date, or if his employment is terminated prior to his normal retirement date because of Disability, he shall be entitled to receive the entire amount then in each of his accounts in accordance with Section 6.04. The "entire amount" in a Participant's accounts at termination of employment shall include any Employer contribution to be made pursuant to
          Section 4.01 for the Year of termination of employment but not yet allocated. If a Participant remains in employment after his normal retirement date, he shall continue to be treated as an active Participant hereunder. For purposes of this Plan, the term "normal retirement date" means, with respect to a Participant, the first day of the month coincident with, or immediately following, his attainment of age sixty-five (65).

          (b) Required Beginning Date. Except to the extent that Section 1121(d)(4) of the Tax Reform Act of 1986 provides otherwise, a Participant or Former Participant must commence receipt of his benefits not later than his Required Beginning Date. The "Required Beginning Date" of a five percent (5%) owner, as described in Code Section 416(i)(1)(A)(iii), is the later of (i) April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70
          1/2), or (ii) the last day of the calendar year with or within which ends the Plan Year in which the Participant or Former Participant becomes a five percent (5%) owner. The "Required Beginning Date" of a Participant or Former Participant who is not a five percent (5%) owner is the later of
          (i) April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70 1/2) or (ii) the calendar year in which the Participant terminates employment with the Company or an Affiliate. Notwithstanding the foregoing, a Participant who is not a five percent (5%) owner and who attained age seventy and one-half (70 1/2) prior to calendar year 1999 shall have the right to elect the commencement of his benefits on April 1 of the calendar year following the calendar year in which he attains such age and each subsequent year.

6.02 Death

     In the event that the termination of employment of a Participant is caused by his death, the entire amount then in each of his accounts shall be paid to his Beneficiary in accordance with Section 6.04 after receipt by the Committee of acceptable proof of death. The "entire amount" in a Participant's accounts at termination of employment shall include any Employer contributions to be made pursuant to Section 4.01 for the Year of termination of employment but not yet allocated.

6.03 Termination for Other Reasons

     If a Participant's employment with his Employer is terminated before his normal retirement date for any reason other than Disability or death, the Participant shall be entitled to the sum of:

          (a) The entire amount credited to both his Savings Contribution Account (including any Employer contributions to be made to such account for the Year of termination of employment but not yet allocated) and his Rollover Contribution Account, plus

          (b) An amount equal to the "vested percentage" of his Company Matching Contribution Account balance (including any Employer contributions to be made to such account for the Year of termination of employment but not yet allocated). Such vested percentage shall be determined in accordance with the following schedule:

                                 Vested              Forfeited
         Years of Service        Percentage          Percentage

          Less than 2                 0%                100%
          2 but less than 3          25%                 75%
          3 but less than 4          50%                 50%
          4 but less than 5          75%                 25%
          5 or more                 100%                  0%

                   Notwithstanding    the    preceding,    a
          Participant's Vested Percentage shall be  100%  as
          of the fifth (5th) anniversary of the date he first became a Participant, if he is still employed by the Company or an Affiliate on such fifth (5th) anniversary.

                Payment  of benefits due under this  Section
          shall be made in accordance with Section 6.04. Notwithstanding any provision to the contrary herein contained, a Participant shall be fully vested in his Company Matching Contribution Account balance upon his attainment of age sixty-five (65). In the event that the Plan is amended to change the vesting schedule set forth above, a Participant with at least three (3) years of Service shall have the right to elect that his vested percentage be determined pursuant to the vesting schedule in effect prior to the amendment.

6.04 Payments of Benefits

     The following provisions shall apply with respect to the method and timing of benefit payments hereunder:

          (a) In General--Payment of a Participant's or Former Participant's benefits upon entitlement under Sections 6.01-6.03 hereof shall commence as soon as administratively feasible (taking into account valuation, allocation of contributions, liquidation of assets and other administrative matters) following the date that the Participant or Former Participant becomes entitled to benefits under this Article VI; provided that:


               payment prior to the date set forth  in
               the immediately following sentence shall be made only upon completion by the recipient of a distribution request in such form as may be specified from time to time by the Committee;

                    the  value of a Participant's or Former
               Participant's (or, if applicable, Beneficiary's) benefits shall be determined as of the Valuation Date immediately preceding the date of such distribution; and

                    in  the case of a Participant or Former
               Participant whose vested account balances exceed $5,000, such account balances shall not be distributed without the consent of the Participant or Former Participant, unless such Participant or Former Participant has attained age sixty-five (65).

                However, and notwithstanding anything to the
          contrary herein contained, payment of his benefits must commence no later than the earlier of (i) the Participant's or Former Participant's Required Beginning Date, if any, or (ii) unless the Participant or Former Participant elects a later date (which can be no later than the Participant's or Former Participant's Required Beginning Date), the 60th day after the latest of the close of the Plan Year in which the Participant terminates employment due to attainment of normal retirement, disability or death or which is the fifth Plan Year following the Plan Year in which the Participant otherwise terminates employment; or
          (iii) the 60th day after the latest of the close of the Plan Year in which the Participant attains age sixty-five (65), in which occurs the date ten
          (10) years after the date the Participant first commenced Participation in the Plan, or in which the Participant incurs a Severance from Service. The Committee shall direct the Trustee to distribute the Participant's, Former Participant's or Beneficiary's benefits in any one of the following two methods, as elected by the recipient:

                    (1)  In a lump sum; or

                       (2)    In   periodic   payments    of
               substantially equal monthly installments for a specified period of time, not in excess of the life expectancy of the Participant or Former Participant or the joint life expectancy of the Participant or Former Participant and his Beneficiary designated in accordance with Section 6.05. Within the term certain, more than fifty percent (50%) of the present value of the Participant's or Former Participant's account balances shall be paid to the Participant or Former Participant, or to the Participant's or Former Participant's designated Beneficiary in the event of the Participant's or Former Participant's death. At the election of the Participant or Former Participant, the accounts from which such installments are payable may be: (i) maintained as a part of the Trust Fund and be subject to its proportionate share of the income, losses, appreciation or depreciation of the Trust Fund as a whole, but not subject to any further contributions, or to participation in Forfeitures; or (ii) segregated and placed on deposit at interest in an insured depository. In all events, the income earned thereon shall be credited to such accounts and distributed to such Participant or Former Participant not less often than annually.

                          If benefits are being paid over  a
               term certain and the Participant or Former Participant dies after benefit payments have commenced but before his entire interest has been distributed to him, the balance of the interest must be distributed at least as rapidly as under the method chosen by the Participant or Former Participant. If a Participant or Former Participant dies prior to commencement of benefits his entire interest must be distributed within five (5) years after his death. Notwithstanding the preceding sentence, if any portion of a Participant's or Former Participant's interest is payable to a designated Beneficiary, payment of such portion may be made over the life of such Beneficiary or over a period certain not exceeding the life expectancy of the Beneficiary; provided that such payments must begin not later than one
               (1) year after the Participant's or Former Participant's death; provided, further, that if the Participant's or Former Participant's surviving spouse is the Beneficiary referred to in the preceding sentence, then payments need not commence earlier than the date on which the Participant would have attained age seventy and one-half (70 1/2). If the designated Beneficiary dies before all benefit payments have been distributed to him, the balance of such payments shall be payable to such designated Beneficiary's estate.

                          Notwithstanding any  provision  of
               this   Section  6.04  to  the   contrary,   a
               Participant, Former Participant, or Beneficiary who has previously elected to receive benefits in periodic payments of substantially equal amounts for a specified number of years may, at any time, elect to have the remaining balance of such benefits paid in a lump sum as soon as practicable following such election.

                          The  amount  which a  Participant,
               Former Participant, or Beneficiary is entitled to receive at any time and from time to time may be paid in cash, except for any portion of such benefits which was invested in Common Stock at the time the Participant became entitled thereto, which portion shall be distributed in Common Stock, with the value of any fractional shares to be paid in cash. In all cases, distributions from the Plan will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Department regulations thereunder, including the minimum distribution incidental benefit requirements.

          (b) Distribution of Small Amounts-- Notwithstanding the preceding provisions of this
          Section 6.04, a Participant's or Former Participant's benefits hereunder shall in all events be paid in a lump sum if the total of such benefits is $5,000 or less. Such payment shall be made as soon as administratively feasible following the date of such Participant's or Former Participant's Severance from Service.

          (c) Direct Rollovers--Notwithstanding any provision of the Plan to the contrary, the recipient of all or any portion of a Participant's or Former Participant's benefits, other than a Beneficiary who is not a surviving spouse, may elect, in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that will accept the eligible rollover distribution, as specified by the recipient; provided, however, that a recipient who is a surviving spouse may elect a direct rollover to an individual retirement account or individual retirement annuity only. For purposes of this Section 6.04(c) , an "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the recipient, except (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the recipient or the joint lives (or joint life expectancies) of the recipient and the recipient's designated Beneficiary, or for a specified period of ten (10) years or more; (ii) a distribution to the extent such distribution is required under Code Section 401(a)(9); or (iii) the portion of any distribution that is not includible in gross income.

          (d) No less than thirty (30) days and no more than ninety (90) days before the date of any distribution to a Participant or Former Participant prior to his normal retirement date, the Participant or Former Participant must receive
          (i) a general description of the material features, and an explanation of the relative values, of all optional forms of benefit available under the Plan, and (ii) notice of the his right to defer the distribution until his normal retirement date. The notice requirement described clause (ii) of the prior sentence shall not apply to any distribution which commences after the Participant's or Former Participant's normal retirement date, and none of the requirements of the preceding sentence shall apply if the value of a Participant's or Former Participant's benefits under the Plan is less than $5,000.

                 Notwithstanding  the  preceding,  if   Code
          Sections 401(a)(11) and 417 do not apply to a Participant's or Former Participant's distribution, such distribution may commence less than thirty (30) days after the notice required under Treasury Regulation 1.411(a)-11(c) is given, provided that:

                     (1)   the  Committee  must  inform  the
               Participant or Former Participant that he has a right to consider the decision of whether or not to elect to receive a distribution (and, if applicable, a particular distribution option) during a period of at least thirty (30) days after such notice is delivered, and

                      (2)    the   Participant   or   Former
               Participant, after receiving such notice, must affirmatively elect to receive an immediate distribution of his account balances under the Plan.

6.05 Designation of Beneficiary

     Each  Participant or Former Participant  from  time  to
     time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be on a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's (or Former Participant's) lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. Except as otherwise provided below, the revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

     If any Participant or Former Participant fails to designate a Beneficiary in the manner provided herein, or if the Beneficiary designated by a deceased Participant or Former Participant dies before him or before complete distribution of the Participant's (or Former Participant's) benefits, the Committee shall direct the Trustee to distribute such Participant's (or Former Participant's) benefits (or the balance thereof) to his surviving spouse or, if he has no surviving spouse, then, in the Committee's discretion, to the executor or administrator of the estate of the Participant or Former Participant.

     Notwithstanding any provision to the contrary herein contained, the designation, by a married Participant or a married Former Participant, of a Beneficiary other than his spouse shall require the written consent of such spouse. The consent must name the designated Beneficiary or Beneficiaries who are to be the recipients of the Participant's (or Former Participant's) benefits. The spouse's consent must acknowledge the effect of the election and be witnessed by a notary public or Plan representative.

     If any amount is payable under this Plan either to a minor or to any Beneficiary who appears to have limited or restricted financial responsibility, the Committee shall have the sole and absolute right to either pay such benefits to such person or to pay such benefits to a custodial parent or guardian or guardian ad litem of such minor or other person or to the trustee of a Medicare support trust for such person, or to such other person or persons as the Committee shall determine. The Committee shall have the right but not the duty to delay payments under this Plan until the Committee's receipt of a court order designating the person to whom such payments shall be made, the cost of which shall be born by the Beneficiary or guardian and not the Plan.

6.06 Loans to Participants

     The Committee is authorized to establish a program of Participant loans from the Trust Fund. A loan shall be made to a Participant for any reason.

     In addition to such rules and procedures as the Committee may adopt and establish (which rules and procedures shall be set forth in a separate written document, which shall however be considered as forming a part of this Plan), all loans shall comply with the following rules and conditions:

          (a) An application for a loan by a Participant shall be made in writing to the Committee, whose action thereon shall be final.

          (b) The period of repayment for any loan shall be arrived at by agreement between the Committee and the borrower, but such period in no event shall exceed five (5) years; provided, however, that such period may exceed five (5) years where the Participant certifies that the proceeds of the loan are to be used to acquire, construct, reconstruct or substantially rehabilitate a dwelling which is to be used within a reasonable time as the principal residence of the Participant or a dependent of the Participant. The loan (i) must be in level payments, made not less frequently than quarterly, over the term of the loan, with privilege of prepayment, in whole or in part, at any time, and (ii) prior to termination of the borrowing Participant's employment, shall be repaid by payroll deduction. Within the limitations of the immediately preceding sentence, the Committee shall determine the precise manner and frequency of payments at the time that the loan is made.

          (c) Each loan made to a Participant shall be secured by (i) an assignment and pledge of not more than 50%, as determined immediately after the origination of the loan as of the current Valuation Date, of his right, title and interest in and to his Savings Contribution Account plus the vested portion of his Company Matching Contribution Account and his Rollover Contribution Account, if any, and (ii) his promissory note for the amount of the loan, including interest, payable to the order of the Trustee. A "default" shall occur upon the failure by a Participant to make payment under the loan by the end of the calendar quarter following the calendar quarter in which the due date of such payment occurred; provided that in the case of a Participant who is on an Authorized Leave of Absence for medical reasons, no default shall occur until the end of a twelve (12)-month period beginning on such due date. Upon default, the entire remaining principal balance of the loan shall be treated as a deemed distribution to the Participant from the Plan, and the amount of such deemed distribution shall be reported to the Internal Revenue Service on Form W2-P or Form 1099-R, as appropriate.

          (d) Each loan shall bear a reasonable rate of interest to be determined by the Committee.

          (e)   No loan shall be made in an amount less than
          $1,000.    In   addition,  with   respect   to   a
          Participant,  no  more  than  two  loans  may   be
          outstanding at any time.

          (f) No amount shall be loaned to a Participant that would cause his outstanding loan balance under the Plan to exceed the lesser of (1) or (2), where-

                    (1)  is $50,000 reduced by the excess of
               the highest outstanding balance of loans to such Participant over the twelve (12)-month period ending on the day before the loan is made over the outstanding balance of loans to such Participant on the date the loan is made, and

                     (2)  is one-half (1/2) of the value  of
               his Savings Contribution Account, Rollover Contribution Account and the vested portion of his Company Matching Contribution Account, determined as of the immediately preceding Valuation Date.

          (g) No distribution (other than a hardship withdrawal described in Section 6.07(a) hereof) shall be made to any Participant or Former Participant or to a Beneficiary of any such Participant unless and until all unpaid loans of such Participant have been liquidated. Foreclosure against a Participant's Company Matching Contribution Account, Rollover Contribution Account and Savings Contribution Account shall occur immediately upon default and shall result in the reduction of such account balances to the extent of unpaid principal; provided that there shall be no foreclosure against a Participant's account balances until the occurrence hereunder of an event permitting distribution of such account balances.

          (h)   Loans  shall  be  made available  to  Former
          Participants who are parties-in-interest  only  as
          required   by  ERISA  and  Department   of   Labor
          guidelines.

          (i) Payments of loan principal and interest shall be reinvested in the same manner as the Participant's Savings Contributions are being invested or, if no Savings Contributions are being made currently, in the same manner as the last investment designation received by the Participant under Section 7.01.

          (j) The Committee may from time to time promulgate such additional procedures as it deems necessary, in its sole discretion, for the governance of Plan loans; provided that such procedures shall be consistent with the foregoing provisions of this Section 6.06 and shall be applied in a uniform and nondiscriminatory manner.

          (k) Loan repayments will be suspended under this Plan, as permitted under Code Section 414(u)(4), on behalf of those Participants who are on an Authorized Leave of Absence because of "qualified military service," as defined in Code Section 414(u).

          (l) Each loan shall be treated as an investment of the Participant's individual account under the Plan

6.07      Hardship Distributions and QDROs.

          (a) Hardship Distributions If the Participant elects a withdrawal from his Savings Contribution Account, such withdrawal (i) may not include any earnings accrued after 1988 and (ii) must be made on account financial hardship. The Committee, either directly or through the Administrative Delegate, will determine that the Participant has properly demonstrated financial hardship only if the Participant demonstrates that the purpose of the withdrawal is to meet his immediate and heavy financial needs, the amount of the withdrawal does not exceed such financial needs, and the amount of the withdrawal is not reasonably available from other resources. The Participant will be considered as having demonstrated that the purpose of the withdrawal is to meet his immediate and heavy financial needs only if he represents that the distribution is on account of --

                     (1)  medical expenses (as described  in
               Code Section 213(d)) incurred (or required to be paid in advance to obtain medical care) by the Participant, his spouse or any of his dependents;

                     (2)   the  purchase (excluding mortgage
               payments) of a principal residence for the Participant;

                     (3)  the payment of tuition and related
               educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents; or

                     (4)  foreclosure on the mortgage of, or
               eviction from, the Participant's principal residence.

                Moreover, the Participant will be considered as having demonstrated that the amount of the withdrawal is unavailable from his other resources and in an amount not in excess of that necessary to satisfy his immediate and heavy financial needs only if each of the following requirements is satisfied:

                    (I)  the Participant represents that the
               distribution is not in excess of the amount of his immediate and heavy financial needs;
               and

                     (II)  the Participant has obtained  all
               distributions, other than hardship distributions, and all nontaxable loans currently available to him under all plans currently maintained by the Employers.

                 In  the  event  of  any  withdrawal  by   a
          Participant pursuant to this paragraph (a), such Participant's Savings Contributions and his contributions under all other employee plans maintained by the Employers shall be suspended for a period of twelve (12) months following such withdrawal, and the Participant may authorize no further contributions under this paragraph (a) until the first business day immediately following such twelve (12)-month period of suspension. Withdrawal elections under this paragraph may be made at any time but not more frequently than once each Plan Year. All withdrawals under this subparagraph shall be made in accordance with the provisions of Section 6.04 hereof, relating to the form of payment. To the extent elected by a Participant, any hardship withdrawal made pursuant to this paragraph to such Participant shall be increased by an amount equal to the lesser of (i) all Federal, state and local income taxes and associated penalties imposed with respect to such hardship withdrawal or (ii) the amount, if any, in such Participant's Savings Contribution Account in excess of such hardship withdrawal.

                Any  withdrawal  by  a Participant  may  not
          exceed the balance then credited to his Savings Contribution Account. Withdrawal elections shall be made on written forms supplied by the Committee for that purpose. If the Participant is married, his spouse must specifically consent to a withdrawal hereunder within a period that is ninety (90) days prior to the date on which the withdrawal is made.

          (b)  Qualified Domestic Relations Orders.

          All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any Alternate Payee under a Qualified Domestic Relations Order. Furthermore, a distribution to an Alternate Payee shall be permitted if such distribution is authorized by a Qualified Domestic Relations Order, even if the affected Participant has not separated from service and has not reached the earliest retirement age under the Plan. For purposes of this paragraph (b), "Alternate Payee," and "earliest retirement age" shall have the meaning set forth in Code Section 414(p).

6.08      Sale of Assets.

     Notwithstanding any other provision of the Plan to the contrary, in the event that either the Company or an Affiliate sells substantially all of its assets used by it in its trade or business, an Employee who continues employment with the entity acquiring such assets shall be entitled to receive a distribution in an amount equal to the vested amount in such Employee's accounts determined as of the Valuation Date coincident with or next preceding the date of his Severance from Service.

6.09      Unclaimed Payments.

          (a) General. Each Participant, Former Participant, Alternate Payee under any qualified domestic relations order, and each Beneficiary of a deceased Participant shall file with the Committee from time to time in writing his or her post office address and each change of post office address. The Committee is required only to make reasonable efforts to locate a Participant, Former Participant, Alternate Payee or Beneficiary.

                If  the  Committee mails  by  registered  or
          certified mail, return receipt requested, to a Participant, Former Participant, Alternate Payee or Beneficiary entitled to a distribution hereunder at his last known address, a notification that he is so entitled and said notification is returned as being undeliverable because the addressee cannot be located at said address, and if, by the last day of the Plan Year coinciding with or immediately following the fifth
          (5th) anniversary of the date as of which such person first could not be located, said person has not informed the Committee of his or her whereabouts, his or her entire interest in this Plan shall become a Forfeiture and shall be reallocated as provided in Section 4.03 for the Plan Year in which it occurs. Thereafter such person shall have no further right or interest therein except as provided in paragraph (b) below.

          (b) Reinstatement. If a Participant, Former Participant, Alternate Payee or Beneficiary prior to the Plan Year in which the Plan and Trust terminate, duly claims and proves entitlement to a benefit which otherwise lapsed pursuant to paragraph (a) above, such benefits as shall then be due, unadjusted for Trust earnings and/or losses subsequent to the date of forfeiture, shall be paid by the Plan as soon as administratively feasible.

          (c) Source of Reinstatement. The reinstatement of lapsed benefits pursuant to paragraph (b) above shall be made first from the forfeiture management account described in Section 4.03 hereof. If the amount in such forfeiture management account is not sufficient for this purpose, such reinstatement shall, to the extent necessary, next be made from Trust earnings, and then from a special Company contribution.

          (d) Missing Participants. Each Participant, Former Participant or Beneficiary is responsible for informing the Company of his current mailing address. The Committee shall not authorize a distribution from the Plan without this information.

                During the time when a benefit hereunder  is
          payable to any Participant, Former Participant, or Beneficiary, the Committee, upon request by the Trustee, or at its own instance, shall send, by registered letter, return receipt requested, to such Participant, Former Participant or Beneficiary at his current mailing address, a written demand for his then address and for satisfactory evidence of his continued life, or both.

               If, after reasonable efforts by the Committee
          to locate a Participant, Former Participant or Beneficiary, the Committee is unable to locate such individual, then the amounts distributable to such Participant, Former Participant or Beneficiary shall, subject to applicable federal or state laws, either (i) be treated as a Forfeiture under the Plan and used to reduce the Company's contribution to the Plan, or (ii) if the Plan is joined as a party to any escheat proceedings involving the unclaimed benefits, be paid in accordance with the final judgment as if the final judgment were a claim filed by the Participant, Former Participant or Beneficiary. If the benefits for a Participant, Former Participant or Beneficiary are forfeited pursuant to clause (i) of the preceding sentence, and such Participant, Former Participant or Beneficiary subsequently is located, the forfeited amount shall be restored to the Plan by the Company and shall not be treated as an Addition under Code
          Section 415.

          (e) Disposition of Lapsed Benefits in Year Plan and Trust Terminate. In the event that an individual's entire interest in the Plan is forfeitable and lapses pursuant to paragraph (a) above in the Plan Year in which both the Plan and Trust terminate, if the Committee after having complied with the notice requirements of paragraph
          (a) is unable to locate such individuals by the close of the Plan Year, the following provisions shall apply to the exclusion of the preceding provisions of this Section 6.09.

                    (1)  Such individual's interest shall be
               remitted to the appropriate state or commonwealth agency responsible for unclaimed assets and escheat (as provided below), to be held and disposed of by such agency in accordance with applicable law. Once so remitted, such individual (or any person claiming by, through or under such individual) shall have no further claim against this Plan and Trust, and such individual's rights to any such funds otherwise distributable from the Plan and Trust shall be determined solely by reference to such rights and legal remedies as exist under the laws of such state or commonwealth.

                     (2)  It is intended that this paragraph
               (e)  comply  with  the requirements  of  Code
               Section 411 and in particular Treasury Regulation 1.411(a)-4(b)(6) regarding escheat of benefits to a state, thus permitting the orderly cessation of all Plan and Trust activity consistent with the protection of the interests of Participants, Former Participants and Beneficiaries.

                     (3)   The address listed on the  Plan's
               records for a Participant, Former Participant or Beneficiary shall be used for purposes of identifying the appropriate state or commonwealth to which assets shall be remitted hereunder and thereafter escheat. To the extent that more than one concurrent address is shown on the Plan's records, the Committee shall, in its sole discretion, determine which address shall be used for purposes of the preceding sentence.

6.10      De Minimis Amounts

     Any amounts in the accounts of a Participant, Former Participant or Beneficiary attributable to a discrepancy between accrued and actual Income and which arises after a complete distribution of such accrued Income shall, to the extent that the aggregate of such amounts is less than the charges imposed by the Trustee in distributing such amounts, not be distributed but shall instead be added to future Income items for subsequent allocation to other accounts.

                         ARTICLE VII

                         TRUST FUND

7.01 Establishment of Trust Fund. A Trust Fund shall be established for the purpose of receiving contributions and paying benefits under this Plan pursuant to the Trust Agreement. A Trustee (or Trustees) shall be appointed under the terms of the Trust Agreement to administer the Trust Fund in accordance with the terms of such Trust Agreement.

7.02 Payment   of   Contributions  to   Trust   Fund.    All
     contributions under this Plan shall be paid to the Trustee and shall be held, invested, and reinvested by the Trustee in accordance with the terms of the Trust Agreement. All property and funds of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of the Participants, as provided in the Plan, and shall be used to pay benefits to Participants or their Beneficiaries, or to pay expenses of administration of the Plan and Trust Fund to the extent not paid by the Company.

     All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, Former Participants, and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employers and, except as provided in Section 5.03(b) and below, shall not revert to or inure to the benefit of the Employers.

     Notwithstanding anything herein to the contrary and pursuant to Section 403(c)(2) of ERISA, upon an Employer's request, a contribution which was made by reason of a mistake of fact or conditioned upon the deductibility of such contribution under Code Section 404, shall be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable. It is hereby acknowledged that all contributions hereunder are expressly conditioned on the deductibility of such contributions.

7.03 Investment of Assets.

          (a) The Trustee shall generally have authority for the management and investment of assets held in the Trust, to the extent provided in the Trust; provided that a Participant, Former Participant, or Beneficiary shall have the right, in accordance with procedures prescribed by the Committee, to direct the Trustee as to the investment of assets in his Accounts. Any such investment direction by a Participant, Former Participant, or Beneficiary shall consist solely of the right to direct the extent to which assets shall be invested in the investment media designated by the Company under the Trust.

          (b) The Trustee shall, at the direction of the Committee, maintain at least four (4) investment funds, in addition to the Common Stock Fund described in Section 7.04 below. Such investment funds shall be designated by the Committee and shall include at least four (4) mutual funds designed to permit a diversified investment portfolio. A Participant's investments in the Common Stock Fund and the investment options shall be governed by the following rules:

               (1) Company Matching Contributions shall generally be invested in Common Stock. Notwithstanding the preceding, a Participant who has attained age fifty-five (55) may also change his investment designation for his future Company Matching Contributions and/or his existing Company Matching Contribution Account balances at the same time and in the same manner as his Savings Contributions and 401(k) Savings Account balances.

               (2) A Participant shall designate how much of his Savings Contributions Account shall be invested in each investment fund. Subject to paragraph (c) below, a Participant may invest all of his Savings Contributions in any one investment fund or in any combination of investment funds so long as the percentage of contributions elected to be invested in any one investment fund is a specified whole percentage of his contribution. No other type of designation will be permitted.

          (c)   Changes  and Transfers in Investments  Among
          Investment Options.

                A Participant may change the investment allocation of his future Savings Contributions, effective as of the next Valuation Date, and/or his Savings Account balance, effective as of the next Valuation Date, by effecting an instruction through a designated telephone access system. Any and all such changes in investment allocation will be in whole percentages of his total Savings Contributions and/or his Account balances.

                Should a Participant, Former Participant, or
          Beneficiary fail to provide the Trustee with the investment directives described herein, the assets in such individual's Accounts shall be invested as determined by the Trustee in accordance with the provisions of the Trust Agreement.

7.04 Common Stock

          (a)  General.  The Trustee shall maintain a Common
          Stock Fund to hold the shares of Common Stock under the Trust.

          (b) Investment of Common Stock Fund Assets. The Trustee may, at the discretion of the Committee, elect to hold a reasonable portion (generally not more than five percent (5%)) of the assets invested in the Common Stock at any time in cash equivalents and not in Common Stock, in order to facilitate administration of such fund.

          (c) Participants' Right to Vote Common Stock. All voting rights on shares of Common Stock held by the Trust shall be exercised by the Trustee only as directed by the Participants acting in their capacity as named fiduciaries with respect to shares allocated to their Accounts as follows:

          (1) As soon as practicable before each annual or special shareholders' meeting of the Company, the Trustee shall furnish to each Participant, Former Participant or Beneficiary a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions as to the manner in which the shares of Common Stock allocated to the accounts of such Participant, Former Participant or Beneficiary are to be voted. The Company will cooperate with the Trustee to ensure that Participants, Former Participants and Beneficiaries receive the requisite information in a timely manner. Except as provided in subparagraph (2), below, the materials furnished to the Participants, Former Participants and Beneficiaries shall include a notice from the Trustee that the Trustee will not vote any shares for which timely instructions are not received by the Trustee. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to the Participants', Former Participants' and Beneficiaries' instructions) shall vote the shares as instructed. If voting instructions for shares of Common Stock allocated to the accounts of any Participant, Former
               Participant or Beneficiary are not timely received by the Trustee for a particular shareholders' meeting, such shares shall not be voted. The instructions received by the Trustee from Participants, Former Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company, or of any other company, except as otherwise required by law.

          (2) With respect to all corporate matters submitted to shareholders, all shares of
               Common Stock allocated to the accounts of Participants, Former Participants and Beneficiaries shall be voted only in accordance with the directions of such Participants, Former Participants and Beneficiaries as named fiduciaries and as given to the Trustee. Each Participant, Former Participant and Beneficiary shall be entitled to direct the voting of shares of Common Stock (including fractional shares to 1/1000th of a share) allocated to his accounts. With respect to shares of Common Stock allocated to the accounts of a deceased Participant or deceased Former Participant, the designated Beneficiary of such Participant or Former Participant, if any, shall be entitled to direct the voting with respect to such allocated shares.

          (3) In the event that any person (other than the Employers or any Affiliate thereof) shall make a public offer for any Common Stock, the Company undertakes to promptly provide, or cause to be provided, a copy of the offer, and any other material information concerning such offer, to each Participant, Former Participant or Beneficiary who has shares of Common Stock allocated to his accounts together with a form for furnishing to the Trustee instructions as to whether the shares of Common Stock allocated to his accounts should be tendered. All tender or exchange decisions with respect to Common Stock held by the Trust shall be made only by the
               Participants, Former Participants and Beneficiaries acting in their capacity as named fiduciaries, with respect to both allocated and unallocated shares in accordance with the following provisions of this paragraph (c).

          (4) In the event that an offer shall be received by the Trustee (including a tender offer for shares of Common Stock subject to
               Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Common Stock held by the Trust, the Trustee will advise each Participant, Former Participant or Beneficiary who has shares of Common Stock credited to his accounts in writing of the terms of the offer as soon as practicable after its commencement and furnish each such Participant, Former Participant or Beneficiary with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange the shares allocated to his accounts and a proportionate share of any unallocated shares (including fractional shares to 1/1000th of a share). The materials furnished to the Participants, Former Participants or Beneficiaries shall include (i) a notice from the Trustee that, except as provided in subparagraph (3), the Trustee will not tender or exchange any shares for which timely instructions are not received by the Trustee and (ii) such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Company and the Trustee may also provide Participants, Former Participants and Beneficiaries with such other material concerning the tender or exchange offer as the Trustee or the Company in their discretion determine to be appropriate; provided, however, that prior to any distribution of materials by the Company, the Trustee shall be furnished with sufficient
               numbers  of  complete  copies  of  all   such
               materials. The Company will cooperate with the Trustee to ensure that Participants, Former Participants and Beneficiaries receive the requisite information in a timely manner.

          (5) The Trustee shall tender or not tender shares or exchange shares of Common Stock allocated to the accounts of any Participant, Former Participant or Beneficiary only as, and to the extent, instructed by the Participant, Former Participant or Beneficiary as a named fiduciary. With respect to shares of Common Stock allocated to the accounts of a deceased Participant or deceased Former Participant, the designated Beneficiary of such Participant or Former Participant, as a named fiduciary, shall be entitled to direct the Trustee whether or not to tender or exchange such shares. If tender or exchange instructions for shares of Common Stock allocated to the accounts of any Participant, Former Participant or Beneficiary are not timely received by the Trustee, the Trustee will treat the non-receipt as a direction not to tender or exchange such shares. The instructions received by the Trustee from Participants, Former Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company, or of any other company, except as otherwise required by law.

          (6) In the event, under the terms of a tender offer or otherwise, any shares of Common Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants, Former Participants and Beneficiaries, as named fiduciaries, entitled under this paragraph (c) to give instructions as to the voting, sale, exchange or transfer of securities pursuant to such offer.

          (7) In the event that an offer for fewer than all of the shares of Common Stock held by the Trustee shall be received by the Trustee, each Participant, Former Participant or Beneficiary who has Common Stock allocated to his accounts shall be entitled to direct the Trustee as to the acceptance or rejection of such offer (as provided by subparagraphs (3) through (6) above) with respect to a portion of the shares of Common Stock allocated to his accounts, which portion shall be equal to the (i) the number of shares of Common Stock allocated to his accounts divided by the number of shares of Common Stock held by the Plan, multiplied by (ii) the number of shares of Common Stock for which an offer was received. The Trustee shall sell, exchange or transfer shares of Common Stock based on the instructions received by the Trustee from the Participants, Former Participants or Beneficiaries who timely instruct the Trustee, pursuant the preceding subparagraphs of this paragraph (c), to sell, exchange or transfer such shares pursuant to such offer, each on a pro rata basis in accordance with the number or amount of such shares allocated to his accounts.

          (8) In the event that an offer shall be received by the Trustee and instructions shall be solicited from Participants, Former Participants or Beneficiaries pursuant to subparagraphs (3) through (7) above regarding such offer and, prior to termination of such offer, another offer is received by the
               Trustee for the securities subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants, Former Participants or Beneficiaries to the Trustee
               (i) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second offer and (ii) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer. The Trustee shall follow all such instructions received in a timely manner from Participants, Former Participants or Beneficiaries in the same manner and in the same proportion as provided in subparagraphs
               (3) through (6) above. With respect to any further offer for any Common Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

          (9) Instructions from a Participant, Former Participant or Beneficiary to the Trustee to tender or exchange shares of Common Stock will not be deemed a withdrawal or suspension from the Plan or a Forfeiture of any portion of the Participant's, Former Participant's or Beneficiary's interest in the Plan. Funds received in exchange for tendered shares will be credited to the accounts of the Participant, Former Participant or Beneficiary whose shares from such accounts were tendered and any funds attributable to the Participant's, Former Participant's or Beneficiary's Company Matching Contribution Account will be used by the Trustee to purchase Common Stock, as soon as practicable. In the interim, the Trustee will invest such funds credited to Company Matching Contribution Accounts in short-term investments permitted under the Trust Agreement.

          (10) The Trustee shall, after consultation with the Company, take all steps necessary, including appointment of an outside independent administrator, to maintain the confidentiality of responses from Participants, Former Participants and Beneficiaries and/or to adequately discharge their obligations as named fiduciaries.

          (11) Nothing in this paragraph (c) shall be read or construed as extending to Participants who have experienced a termination of employment for any reason other than death or Disability (or their Beneficiaries) (referred to in this subsection as "Nonvested Individuals") the right to instruct the Trustee as to the voting or tender of any shares of Company Stock allocated to the accounts of such Nonvested Individuals if and to the extent that such shares are not a part of such Participants' Vested Interest under the Plan with respect to such Participants within the meaning of Section 6.03(b) hereof (such shares referred to herein as the "Nonvested Shares"). The Trustee shall neither accept nor be bound to follow any instruction from a Nonvested Individual with respect to Nonvested Shares allocated to the accounts of such individual and the Trustee shall be the "named fiduciary" for all purposes with respect to the voting and tender of such Nonvested Shares.

          (12) In the event that the Company initiates a tender or exchange offer, the Trustee may, in its sole discretion, enter into an agreement with the Company not to tender or exchange any shares of Common Stock in such offer, in which event, the provisions of subparagraphs
               (3) through (10) shall have no effect with respect to such offer and the Trustee shall not tender any shares of Common Stock in such offer.

          (13) In order to effectuate the specific powers and authority granted to the Trustee in this paragraph (c), the Trustee may make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate. The Trustee may use its own facilities in effecting any transaction involving assets of the Trust Fund, unless such use is prohibited by Section 406 of ERISA.

     (d) Notwithstanding any other provision hereof, it is specifically provided that the Trustee shall not purchase or sell Common Stock in the open market under the terms hereof during any period in which such purchase is, in the opinion of the Committee (and in the opinion of the Company's general counsel or his/her designee), restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Common Stock shall be invested in such other assets as are designated by the Committee, or, if so directed by the Committee, the Trustee shall hold such amounts uninvested for a reasonable period pending appropriate investment.

                        ARTICLE VIII

                       ADMINISTRATION

8.01 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration

     The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. In general, the Employers shall have the sole responsibility for making the contributions provided for under Section 4.01, and the Company shall have the sole authority to appoint and remove the Trustee, members of the Committee and any investment manager which may be appointed pursuant to Section 8.08 hereof, and to amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. The Trustee shall have responsibility for the administration of the Trust and the management of the assets held under the Trust, to the extent provided in the Trust and Article VII hereof. Each Fiduciary warrants that any directions given, information furnished, or actions taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

8.02 Appointment of Committee

     The   Plan   shall  be  administered  by  a   Committee
     consisting of at least three persons who shall be appointed by and serve at the pleasure of the Board of Directors of the Company. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employers, and any expenses not paid by the Employers shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

8.03 Claims Procedure

     The Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of a claim for benefits under the Plan by a Participant, Former Participant, or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant, Former Participant, or Beneficiary; and such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall afford a reasonable opportunity to any Participant, Former Participant, or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

8.04 Records and Reports

     The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's Service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants and Former Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

8.05 Other Committee Powers and Duties

     The  Committee shall have such duties and powers as may
     be   necessary   to   discharge  its   responsibilities
     hereunder, including, but not by way of limitation, the following:

          (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b)   to  prescribe procedures to be  followed  by
          Participants,     Former     Participants,      or
          Beneficiaries filing applications for benefits;

          (c)  to prepare and distribute, in such manner  as
          the   Committee  determines  to  be   appropriate,
          information explaining the Plan;

          (d)   to  receive  from  the  Employers  and  from
          Participants    or   Former   Participants    such
          information as shall be necessary for the proper administration of the Plan;

          (e) to furnish an Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee;

          (g) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel, the Trustee or any other Fiduciary; and

          (h) to designate and/or engage one or more Administrative Delegates to perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices and procedures established by the Committee or any other "named fiduciary." (Any action made or taken by an
          Administrative Delegate may be appealed by an affected Participant or Beneficiary to the Committee in accordance with the claims review procedures provided in Section 8.03. To the extent that an issue submitted to an Administrative Delegate is not addressed under the framework of policies, interpretations, rules, practices and procedures established by the
          Committee or any other "named fiduciary", the Administrative Delegate shall submit such issue to the Committee. To the extent that an Administrative Delegate's actions comply with the framework of policies, interpretations, rules, practices and procedures established by the Committee or any other "named fiduciary", such Administrative Delegate shall not be considered a fiduciary under the Plan.)

     Notwithstanding anything to the contrary herein contained, (i) in addition to the power to appoint an "investment manager" pursuant to Section 8.08, the Committee shall have the authority to direct the Trustee as to the investment of any amounts held in the Trust Fund; and (ii) the Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

8.06 Rules and Decisions

     The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants and Former Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, Former Participant, or Beneficiary, the Employers, the legal counsel of the Employers, or the Trustee.

8.07 Committee Procedures

     The  Committee  may  act  at a meeting  or  in  writing
     without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employers or the
     Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employers and the Trustee, shall not be responsible for any such action or failure to act.

8.08 Investment Manager

     The Committee may, in its sole discretion, appoint one or more "investment manager(s)," with power to manage, acquire or dispose of any asset of the Trust and to direct the Trustee in this regard, provided that-

     (a) any such investment manager shall be a registered investment advisor, a bank or an insurance company qualified to do business under the laws of more than one state; and

     (b) any such investment manager shall acknowledge in writing that he is a fiduciary with respect to the Plan.

     Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate their fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The Committee may, in its discretion, remove the investment manager at any time.

8.09 Authorization of Benefit Payments

     The Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

8.10 Application and Forms for Benefits

     The Committee may require a Participant or Former Participant to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's (or Former Participant's) current mailing address. The failure by a Participant or Former Participant to file a claim for benefits will not result in the forfeiture of any benefits that are otherwise nonforfeitable under this Plan.

8.11 Indemnification

     The Employers shall indemnify and hold harmless each member of the Committee against all loss, cost, expenses or damages, including attorneys' fees and court costs: (a) occasioned by any act or omission to act in connection with the responsibility of such member for the administration of this Plan; or (b) arising under or by virtue of the provisions of Part 4, Subtitle B, Title I of ERISA; provided, however, that the Employers shall not indemnify and hold harmless any such member against any loss, cost, expenses and damages occasioned by the gross negligence or willful misconduct of such member.

8.12 Unit Accounting

     The Committee may, for administrative purposes, maintain records setting forth each Participant's, Former Participant's or Beneficiary's interest in the Plan's investment funds (or any portion thereof) in terms of units. If the Committee elects to adopt unit accounting for one or more investment funds, the Committee shall establish such rules and procedures for such investment funds that the Committee shall deem to be fair, equitable and administratively practicable. In the event that unit accounting is established for an investment fund (or a portion of an investment fund), the value of a Participant's, Former Participant's or Beneficiary's interest in such investment fund (or a portion of such investment fund) as of each Valuation Date shall be equal to (i) the value of a unit in the investment fund (or a portion of the investment fund) multiplied by (ii) the number of units credited to his accounts.

                         ARTICLE IX

                        MISCELLANEOUS

9.01 Nonguarantee of Employment

     Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation on the right of an Employer to discharge any of its Employees, with or without cause.

9.02 Rights to Trust Assets

     No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

9.03 Nonalienation of Benefits

     Except as provided below, no Participant, Former Participant or Beneficiary shall have the right to anticipate, assign, alienate, charge, encumber, sell or transfer any benefit provided under the Plan, and the Trustee will not recognize any anticipation, assignment, alienation, charge, sale or transfer. Furthermore, a benefit under the Plan shall not be subject to attachment, charge, encumbrance, garnishment, levy, execution or other legal or equitable process. The foregoing restrictions shall not apply in the following case(s):

     (a) Participant Loans. If a Participant, Former Participant or Beneficiary who has become entitled to receive payment of benefits under the Plan is indebted to the Trustee by virtue of a participant loan made pursuant to Section 6.06, the Committee may direct the Trustee to pay the indebtedness and charge it against the account balances of the Participant, Former Participant or Beneficiary.

     (b) Distributions Under Domestic Relations Orders. Nothing contained in this Plan shall prevent the Trustee, under the direction of the Committee, from complying with the provisions of a qualified domestic relations order, as defined in Code
          Section 414(p).

     (c) Distributions Under Certain Judgments and Settlements. Nothing contained in this Plan shall prevent the Trustee from complying with a judgment or settlement which requires the Trustee to reduce a Participant's benefits under the Plan by an amount that the Participant is ordered or required to pay to the Plan if each of the following criteria is satisfied:

          (1)      The order or requirement must arise-

                   (A)   under a judgment or conviction  for
                    a crime involving the Plan;

                   (B)  under a civil judgment (including  a
                    consent order or decree) entered by a court in an action brought in connection with an actual or alleged violation of
                    Part 4 of Title I of ERISA; or

                   (C)   under  a settlement agreement  with
                    either the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with an actual or alleged violation of Part 4 of Title I of ERISA by a fiduciary or any other person.

          (2) The decree, judgment, order or settlement must expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits under the Plan.

          (3) To the extent that (i) the survivor annuity requirements of Code Section 401(a)(11) apply to the portion of the Participant's account balance which will be reduced or offset, and
               (ii) the Participant has a spouse at the time at which the reduction or offset is to be made--

               (A) (i)   the  spouse  must  consent  to  the
                    reduction  or  offset  in  writing,   as
                    witnessed by a notary public or  a  plan
                    representative,   (ii)   it   must    be
                    established that such consent may not be obtained for any of the reasons outlined in Code Section 417(a)(2)(B), or (iii) the spouse must previously have executed an election to waive his or her right to a qualified joint and survivor annuity or a qualified preretirement annuity in accordance with the requirements of Code
                    Section 417(a);

               (B) the    decree,   judgment,    order    or
                    settlement must require the spouse to pay an amount to the Plan in connection with a violation of Part 4 of Title I of ERISA; or

               (C) the    decree,   judgment,    order    or
                    settlement must provide that the  spouse
                    shall retain his or her right to receive
                    a   survivor   annuity   calculated   as
                    provided in Code Section 401(a)(13)(D).

9.04 Discontinuance of Employer Contributions

     In   the  event  of  the  permanent  discontinuance  of
     contributions  to  the  Plan  by  the  Employers,   the
     accounts of all Participants shall, as of the date of such discontinuance, become nonforfeitable.

9.05 Certain Social Security Increases

     In the case of a Participant or his Beneficiary who is receiving benefits under this Plan, or in the case of a Former Participant, such benefits shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under such Title II occurring after the date of such Participant's termination of employment.

9.06 Jurisdiction

     The  situs of the Plan hereby created is Dallas County,
     Texas.   All provisions of the Plan shall be  construed
     in accordance with the laws of Texas, except to the extent preempted by federal law.

                          ARTICLE X

              AMENDMENTS AND ACTION BY EMPLOYER

10.01     Amendments

     The Company reserves the right to make from time to time any amendment or amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable with or without retroactive effect, to comply with ERISA. In addition, no amendment hereof, unless made to secure the approval of the Internal Revenue Service or other governmental bureau or agency shall operate retroactively to reduce or divest the then vested interest hereunder of any Participant, Former Participant, or Beneficiary or to reduce or divest any benefit payable hereunder unless all Participants, Former Participants, and Beneficiaries then having vested interests or benefit payments affected thereby shall consent to such amendment.

10.02     Action by Employer

     Any action by an Employer under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

                         ARTICLE XI

              SUCCESSOR EMPLOYER AND MERGER OR
                   CONSOLIDATION OF PLANS

11.01     Successor Employer

     In the event of the dissolution, merger, consolidation or reorganization of an Employer, provisions may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

11.02     Plan Assets

     In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

          (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

          (b) resolutions of the Board of Directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of a new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

          (c) such other plan and trust are qualified under Code Sections 401(a) and 501(a).

                         ARTICLE XII

                      PLAN TERMINATION

12.01     Right to Terminate

     In accordance with the procedures set forth in this Article, the Company may terminate the Plan at any time. In addition, each Participating Employer may, at any time, discontinue its participation in the Plan, in which event the Plan shall be considered terminated as to such Participating Employer. In the event of the dissolution, merger, consolidation or reorganization of an Employer, the Plan shall terminate with respect to such Employer unless the Plan is continued by a successor to the Employer in accordance with Section 11.01.

12.02     Partial Termination

     Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants with respect to whom the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 12.03

12.03     Liquidation of the Trust Fund

     Following discontinuance or termination, the Company shall promptly notify the District Director of Internal Revenue Service stating the circumstances that led to such discontinuance or termination. Unless otherwise directed by the Committee, until a determination is made by such District Director regarding the effect of such discontinuance or termination on the qualification of the Plan and the exemption of the Trust Fund from federal income tax liability, the Trustee shall make no distribution of Trust Fund assets unless sufficient assets are retained to pay any possible resulting tax liability. Upon receipt of the District Director's determination and the payment of any such resulting tax liability, the Trustee shall thereafter:

     (a)  In  the  case  of  a discontinuance,  and  in  the
          absence of a Plan amendment to the contrary, pay the balance of the Participant's, Former Participant's or Beneficiary's accounts to such Participant, Former Participant or Beneficiary at the time and in the manner provided in the Plan; and

     (b) In the case of a total or partial termination, and in the absence of a Plan amendment to the contrary, pay the balance of the accounts of a Participant, Former Participant or Beneficiary for whom the Plan is terminated to such Participant, Former Participant or Beneficiary immediately, the form of such payment to be determined by the Committee within the parameters set forth in
          Article VI.

      IN  TESTIMONY WHEREOF, BRINKER INTERNATIONAL, INC. has

caused this instrument to be executed in its name and on its behalf, by the officer thereunto duly

authorized, this 31st day of December, 1999, effective as of

January 1, 1999 (except as otherwise indicated herein).

                              BRINKER INTERNATIONAL, INC.


                              By:_________________________________

                              Title:________________________________

ATTEST:

____________________________


Joined by Brinker International Payroll Corporation, on this
31st day of December, 1999, effective as of January 1, 1999.

                              BRINKER INTERNATIONAL PAYROLL CORPORATION


                              By:__________________________________


                              Title:________________________________

ATTEST:

_____________________________